UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                     FORM 10

                        GENERAL FORM FOR REGISTRATION OF
                 SECURITIES Pursuant to Section 12(b) or (g) of
                       the Securities Exchange Act of 1934

                         SportsPrize Entertainment Inc.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

            Nevada                                      98-0207616
----------------------------------------    -----------------------------------
 (State or other jurisdiction of            (I.R.S. Employer Identification No.)
  incorporation or organization)


225 S. Sepulveda Blvd., Suite 360,
     Manhattan Beach, CA                                  90266
----------------------------------------    -----------------------------------
(Address of principal executive offices)                (Zip Code)

                  Registrant's telephone number: (310) 374-1898

           Securities to be registered under Section 12(b) of the Act:

              None                                        None
----------------------------------------    -----------------------------------
Title of each class to be so registered     Name of each exchange on which each
                                              class is to be registered

           Securities to be registered under Section 12(g) of the Act:

                  Common Shares, Par Value of $0.001 per Share
--------------------------------------------------------------------------------
                                (Title of Class)

                                 Not Applicable
--------------------------------------------------------------------------------
                                (Title of Class)


                            PAGE 1 OF _______ PAGES.
                          THE EXHIBIT INDEX APPEARS ON
                        SEQUENTIALLY NUMBERED PAGE _____.

                                TABLE OF CONTENTS


Item 1.      Description of Business..............................................................................1

Item 2.      Financial Information...............................................................................37

Item 3.      Properties..........................................................................................42

Item 4.      Security Ownership of Certain Beneficial Owners and Management......................................43

Item 5.      Directors, Executive Officers, Promoters and Control Persons........................................44

Item 6.      Executive Compensation..............................................................................47

Item 7.      Certain Relationships and Related Transactions......................................................50

Item 8.      Legal Proceedings...................................................................................51

Item 9.      Market Price of and Dividends on Registrant's Common Equity and Related Stockholder Matters.........51

Item 10.     Recent Sales of Unregistered Securities.............................................................52

Item 11.     Descriptions of Registrant's Securities to be Registered............................................53

Item 12.     Indemnification of Directors and Officers...........................................................53

Item 13.     Financial Statements and Supplementary Data.........................................................54

Item 14.     Changes in and Disagreements with Accountants on Accounting and Financial Disclosure................54

Item 15.     Financial Statements and Exhibits...................................................................54


NOTE REGARDING FORWARD LOOKING STATEMENTS

     Except for statements of historical fact, certain information contained in this registration statement constitutes "forward-looking statements," including without limitation statements containing the words "believes," "anticipates," "intends," "expects" and words of similar import, as well as all projections of future results. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results or achievements of the Registrant to be materially different from any future results or achievements of the Registrant expressed or implied by such forward-looking statements. Such factors include, but are not limited to the following: the Registrant's limited operating history; undercapitalization; risks involving new product development; unpredictability of future revenues; competition; management of growth and integration; risks of technological change; the Registrant's dependence on key personnel; marketing relationships and third party suppliers; reliance on advertisers; risks of new business areas, competition and low barriers to entry; uncertain acceptance of the Internet as an advertising medium; uncertain acceptance of the Registrant's SportsPrize Tournament; limited experience in sales and marketing of advertising; dependence on continued growth in use of the Internet; the Registrant's ability to protect its intellectual property rights and uncertainty regarding infringing intellectual property rights of others; risk of technological change; capacity and systems disruptions; liability for Internet content; government regulations; security risks; year 2000 compliance risks and the other risks and uncertainties described under "Description of Business - Risk Factors" in this registration statement.

Item 1. Description of Business.

Introduction

We, SportsPrize Entertainment Inc., were incorporated in the State of Nevada on August 25, 1995 as "Par Golf, Inc." with an authorized share capital of 25,000,000 shares of common stock with a par value of $0.001 per share. On August 21, 1997, we amended our Articles of Incorporation to change our authorized share capital to 25,000,000 shares, consisting of 20,000,000 shares of common stock with a par value of $0.001 per share and 5,000,000 shares of preferred stock with a par value of $0.001 per share, and to change our name to "Kodiak Graphics Company".

On May 14, 1999, we acquired all of the issued and outstanding shares of SportsPrize Inc., a Nevada corporation, pursuant to a statutory share exchange. In connection with the share exchange, we amended our Articles of Incorporation to change our name to "SportsPrize Entertainment Inc." on May 21, 1999.

In June, 1999, we amended our Articles of Incorporation to change our authorized share capital to 105,000,000 shares consisting of 100,000,000 shares of common stock with a par value of $0.001 per share and 5,000,000 shares of preferred stock with a par value of $0.001 per share.

Our common stock is currently quoted on the National Association of Securities Dealers' over-the-counter bulletin board (the "OTCBB") and trades under the symbol "JOCK". However, we will lose our eligibility for quotation on January 3, 2000, unless this registration statement is declared effective without outstanding comments from the staff of the Securities and Exchange Commission ("SEC") and we are current in our Securities and Exchange Act of 1934, as amended (the "Exchange Act"), reporting obligations. There can be no assurance that we will remain eligible for quotation on the OTCBB.

We intend to engage in the business of marketing and promoting sports products, entertainment, merchandise and other goods and services on the Internet.

SportsPrize Inc. is our sole subsidiary. We have not been subject to any bankruptcy, receivership or other similar proceedings.


The History of Our Company before Our Acquisition of SportsPrize Inc.

We were generally inactive until August 1997. In August 1997, we commenced the business of marketing advanced graphic technologies and services by offering print and screen services to the wholesale and retail sectors of the screen, print and publication industries. We did not generate sufficient revenues to make this business plan commercially viable and abandoned this business plan in late 1998.

In May 1999, we acquired SportsPrize Inc., a company in the process of designing, developing, building and operating an Internet portal focused on the sports and entertainment sectors of the Internet market. We intend to engage in the business of marketing and promoting sports-related




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


products, entertainment, merchandise and other goods and services on the Internet through our Web site at http://www.SportsPrize.com.

We are currently in the process of developing technologies related to our business and intend to launch our SportsPrize.com(TM) Web site in October, 1999. We are also in the process of developing strategic relationships with sports marketing groups, sporting goods and equipment manufacturers, advertisers, sponsors, entertainment and service providers, athletes and other sports and entertainment companies to provide content and to offer goods and services on our SportsPrize.com Web site. We cannot assure you that we will successfully complete the develop of the technology required to launch our Web site as planned or that we will be capable of generating any revenues or earning any profits from our operations. We have not entered into any arrangements or agreements with strategic partners and we cannot assure you that these relationships will develop.


Our Acquisition of SportsPrize Inc.

Agreement and Plan of Share Exchange

On May 7, 1999, we entered into an Agreement and Plan of Share Exchange (the "Exchange Agreement") with SportsPrize Inc. pursuant to which we acquired all of the issued and outstanding share capital of SportsPrize Inc. in a statutory share exchange. As a result of the Share Exchange, SportsPrize Inc. became our wholly-owned subsidiary. Under the terms of the Exchange Agreement:

(a) We agreed to issue 10,000,000 shares of our common stock (the "Exchange Shares") for 5,804,000 shares of common stock of SportsPrize Inc. or 1.7229 shares of our common stock for each share of SportsPrize Inc. We issued the Exchange Shares at a deemed price of $0.01 per share. The Exchange Shares were issued pursuant to an exemption from registration under Rule 506 of Regulation D of the Securities Act of 1933, as amended (the "Securities Act").

(b) Except for certain principal shareholders, the holders of the Exchange Shares agreed that, provided the Company effected a registration statement to register such shares for resale pursuant to the Securities Act (the "Resale Registration"), to such shareholders would hold 50% or more of their respective Exchange Shares for at least six months.

(c) We undertook to use our best efforts to file a resale registration statement with the SEC to register the Exchange Shares for resale under the Securities Act.

(d) We agreed to complete a $2,500,000 private placement of 1,666,665 shares of our common stock at a price of $1.50 per share (the "Initial Financing"), subject to the payment of a finder's fee of $70,000 to Sonora Capital Corp. ("Sonora").

(e) We agreed to use reasonable efforts to arrange three additional financings (the "Additional Financings"), each in the amount of $840,000, as follows:





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


     (i) one to close at the end of July 1999 (the "July Financing") at a price which is the greater of $3.00 per share or 75% of the ten day average OTCBB closing price of our common stock for the ten days prior to the close of the July Financing. On July 27, 1999, we completed a $1,000,000 private placement of our shares at $4.00 per share. See "Recent Sales of Unregistered Securities";

     (ii) one to close at the end of October 1999 (the "October Financing") at a price which is the greater of $4.00 per share or 75% of the ten day average OTCBB closing price of our common stock for the ten days prior to the close of the October Financing; and

     (iii)one to close at the end of December 1999 (the "December Financing") at a price which is the greater of $5.00 per share or 75% of the ten day average OTCBB closing price of our common stock for the ten days prior to the close of the December Financing.

(f) We agreed to adopt a stock option plan and reserve 3,000,000 shares of our common stock for issuance under the Plan at a price of no less than $0.25 per share. In addition, we agreed to grant options to acquire 805,000 shares of our common stock to certain option-holders of SportsPrize Inc. on a one-for-one basis; and

(g) We undertook to file a registration statement with the SEC under the Exchange Act to register our common stock and to become a reporting issuer under the Exchange Act.


Agreement  Among Certain Principal Vendors

Under the terms of the Exchange Agreement, certain principal shareholders of SportsPrize Inc., namely Jeffrey Paquin, Randy L. Daggitt, James Brown, Michael Slater, Anthony Vecchio and Gang Consulting Inc. (the "Principal Vendors"), entered into an escrow agreement dated for reference May 7, 1999 (the "Escrow Agreement"), which provides, among other things, that the Principal Vendors place 2,530,150 of their Exchange Shares into escrow for a period of up to one year (the "Escrowed Shares"). The Principal Vendors agreed to contribute the Escrowed Shares to our Company for issuance as compensation and signing bonuses to enable us to hire and attract key management personnel. If the Escrowed Shares are not granted as compensation and signing bonuses, the Principal Vendors agreed that the Escrowed Shares would be released pro rata: 50% to the Principal Vendors, as a group, and 50% to Sonora.


Our Agreements with Sonora

On May 7, 1999, we entered into an agreement with Sonora under which we agreed, upon closing of the Additional Financings, to pay Sonora a finder's fee equal to 2.5% of the aggregate gross proceeds derived from the Additional Financings, provided that the Additional Financings are fully completed with minimum gross proceeds of $2,500,000.

On May 21, 1999, we entered into an agreement with Sonora under which Sonora agreed to assist us with corporate affairs and to assist us with investor relations activities. In consideration for Sonora's services, we have agreed to pay Sonora the sum of $20,000 per month or such other amount as agreed upon on a month-to-month basis.


The Business of SportsPrize Entertainment Inc.

Overview

Our mission will be to establish a leading Internet sports entertainment, merchandising and promotion portal through our SportsPrize.com(TM) Web site. We intend to build an on-line sports entertainment and e-commerce community that appeals to sports fans from around the world. We intend to generate revenues by selling advertising and merchandising sports related goods, products and services through our Web site.

We believe we can create a competitive advantage over other Internet portals by offering visitors the opportunity to play a pool type game developed by us called the "SportsPrize Tournament." We anticipate the SportsPrize Tournament will integrate the excitement of sports pools with the communication and marketing powers of the Internet. We intend to offer our SportsPrize Tournament as free entertainment to visitors of our Web site who register to become members of the "SportsPrize Team." By becoming a SportsPrize Team member, the member can play in SportsPrize Tournaments and earn opportunities to win prizes and gifts.

The SportsPrize Tournament is designed to combine the concepts of sports pools with traditional "odds" type stakes into an entertainment and marketing format on the Internet to attract visitors to our Web site.


The e-commerce Industry

The term "e-commerce" was developed with the increase of business to consumer transactions conducted over the Internet and the World Wide Web. As interest in the Web developed during the 1990's and, as the number of consumers with access to the Internet grew, companies established Web sites for marketing purposes (to promote their corporate or brand identity or to provide information about their products) soon began using those sites for marketing, merchandising and sales purposes. Businesses use the Internet as a means to shorten the sales cycle by appealing to a broad audience and eliminating middlemen in the distribution channel. The information that is presented on a Web site is delivered in a focused manner to targets who are intentionally looking for specific information. The Internet can reduce costs and level the playing field for small and large businesses, allowing them to extend their reach globally. As well, the availability of sophisticated Internet and Web technology, stronger security mechanisms, and the increasing acceptance of the new communications medium are fueling the use of e-commerce by businesses and consumers.

We believe that the way in which certain products and services will be directly or indirectly sold in the future will increasingly shift toward the Internet. Businesses throughout the world are developing their Web strategies to take advantage of this shift in the way consumers search for product and service related information, and purchase goods and services. We believe that an increasing percentage of business advertising budgets will be allocated to Web promotion and




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marketing strategies.  We believe advertisers are and will look for portals that have the volume of users that match the demographic and psychographic profile of their target consumer.

We anticipate that our focus on sports entertainment and recreation will create attractive demographic consumer profiles for merchandisers and marketers of sports related goods and services. As a result, we anticipate that we will be able to sell banner advertising and sponsorships, and enter into promotional joint ventures with a broad spectrum of sports related business.


Competition

The on-line sports entertainment market in which we intend to compete is comprised of a number of competitors, and we expect competition to increase. We also compete with other non-sports related Internet sites for the time and attention of consumers and for advertising and sponsorship revenues. Competition among Internet portals is intense and is expected to increase significantly in the future. Our Internet site will also compete with a variety of companies that provide similar offerings through one or more media, such as print, radio and television. To compete successfully, we must develop and deliver popular, original, entertaining, information and compelling product offerings. In our areas of focus (games, sports-related discussion communities, sports merchandising and Internet shopping), we intend to compete with various Internet sites, such as SportsLine USA, Inc., CBS Sportsline, ESPN Sports Zone, Wall Street Sports, Sports Zone and others. All of these competitors currently offer a wider range of products, services, information and news than we contemplate offering, which products and services may be more attractive to Internet users than SportsPrize.com(TM) and, consequently, may dissuade users from accessing our Web site.

We believe our ability to remain competitive will depend, to a great extent, upon our ability to be a leader in the production and marketing of novel and unique interactive sports-related entertainment games for the Internet. To be successful, we must deliver a product to the customer that is user friendly and we must respond effectively to the challenges of technological change and innovation by continually enhancing our products and services. The competitive factors affecting the success of our Web site include the following: product functionality; performance and reliability; customer support; and cost effectiveness of our advertising offerings.


Regulation

There are currently few laws or regulations directly applicable to access to, or commerce on, the Internet. Due to the increasing popularity and use of the Internet, it is possible that laws and regulations may be adopted, covering issues such as user privacy, defamation, pricing, taxation, content regulation, quality of products and services, and intellectual property ownership and infringement. Such legislation could expose us to substantial liability as well as slow the growth in use of the Internet and decrease the acceptance of the Internet as a communications and commercial medium. We may be required to incur significant expenses in complying with any new regulations and restrictions.




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The European Union has recently  adopted  privacy and copyright  directives that may impose additional burdens and costs on international operations. In addition, several telecommunications carriers, including America's Carriers' Telecommunications Association, are seeking to have telecommunications over the Internet regulated by the Federal Communications Commission, or FCC, in the same manner as other telecommunications services.

Because the growing popularity and use of the Internet has burdened the existing telecommunications infrastructure and many areas with high Internet usage have begun to experience interruptions in phone services. Local telephone carriers, such as Pacific Bell, have petitioned the FCC to regulate the Internet and to impose access fees. Increased regulation or the imposition of access fees could substantially increase the costs of communicating on the Web, potentially decreasing the demand for our service or the ability to access our Web site.

A number of proposals have been made at the federal, state and local level that would impose additional taxes on the sale of goods and services through the Internet. Such proposals, if adopted, could substantially impair the growth of e-commerce and could adversely affect us.

Congress recently passed (and the President has signed into law) the Digital Millennium Copyright Act, which is intended to reduce the liability of online service providers for listing or linking to third-party Web sites that include materials that infringe copyrights. Congress also recently passed (and the
President has signed into law) the Children's Online Protection Act and the Children's Online Privacy Act, which will restrict the distribution of certain materials deemed harmful to children and impose additional restrictions on the ability of online services to collect user information from minors. Further, Congress recently passed (and the President has signed into law) the Protection of Children from Sexual Predators Act, which mandates that electronic communication service providers report facts or circumstances from which a violation of child pornography laws is apparent. We cannot currently predict the effect, if any, that this legislation will have on our business. There can be no assurance that this legislation will not impose significant additional costs on our business or subject us to additional liabilities. Moreover, the applicability to the Internet of existing laws governing issues such as property ownership, copyright, defamation, obscenity and personal privacy is uncertain. We may be subject to claims that our services violate rules, regulations or applicable laws or the rights of third parties. Any new legislation or regulation in the United States or abroad or the application of existing laws and regulations to the Internet could damage our business.

In addition, our proposed SportsPrize Tournament may be subject to state and local laws related to sweepstakes and contests. We do not intend to charge any fees for playing the SportsPrize Tournament or charge any fees for receiving prizes or gifts. Although we do not believe our SportsPrize Tournament violates any federal, state and local laws, there can be no assurance that future federal, state or local legislation or regulations will not adversely affect our operation of the SportsPrize Tournament. Any such legislation may have a material adverse affect on our business and results of operations.

Due to the global nature of the Internet, it is possible that the governments of other states and foreign countries might attempt to regulate our transmissions or prosecute us for violations of




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


their laws. We might unintentionally violate such laws. Such laws may be modified, or new laws may be enacted, in the future. Any such development could damage our business.


Our Product

To build and retain membership in our on-line Sportprize.com(TM) community, we have developed the SportsPrize Tournament, a proprietary game that both challenges and rewards sports enthusiasts. The SportsPrize Tournament allows sports fans compete head to head in sports pool-type contests and trivia games for chances to win discounts on merchandise featured on our Web site, cash and prizes. Our goal is to use competition and the rewards of the SportsPrize Tournament to attract visitors to our Web site and to keep members visiting on a regular basis. The SportsPrize Tournament is anticipated to offer a continuous stream of new weekly competitions covering sports from around the world.

Registration to play the SportsPrize Tournament will require members to provide us with certain demographic information. We intend to use the SportsPrize Tournament to gather demographic and marketing information from our members on an on-going basis. We also intend to gather specific demographic information that is requested by our advertisers and sponsors. The SportsPrize Tournament is anticipated to be structured so that players are progressively rewarded in proportion to the quality and quantity of demographic information they provide.


The SportsPrize Tournament

A New Type of On-Line Competition

We believe the SportsPrize Tournament is an entirely new type of on-line sports/entertainment experience. Rather than the standard Web site portal offerings, we intend to incorporate gaming odds and spreads concepts with a game that challenges players with a series of questions related to various sports from around the world.


Tournament Structure

SportsPrize Tournament players are challenged to test their knowledge of and insight into their favorite sports, teams and players against other players in pre-determined competitive groups. Private competitions will be encouraged where members can play against their friends or co-workers, or private competitions can be created for members by associations with which they are affiliated, such as their school, social or sports club, or neighborhood.

Each player who registers as a member will be required to complete a registration form to become a SportsPrize Team Member. Each member will qualify to play in a SportsPrize Tournament game and will automatically be entered in a series of pre-selected, public competitions based on their address. These games are anticipated to be structured as cascading competitions, so a player from Atlanta, Georgia will be automatically entered into the world, USA, Georgia, and Atlanta competitions. In addition, a player may organize a private competition among at least five of his friends and register that private competition. Results from competitions will be tracked and reported.




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


Tournament Game Play

Each Tuesday morning a new weekly SportsPrize Tournament game will begin. Active
players  are  automatically   entered  into  their  public  and  private  weekly
competitions as well as the ongoing monthly, quarterly and annual competitions.

Playing is designed to be simple and fun. Each player will be awarded 100 points at the start of each weekly SportsPrize Tournament game. Additional points may be earned by clicking on special advertising banners that are displayed on the SportsPrize.com(TM) Web site. Each week, ten questions will be created relating to upcoming sporting events for each of a number of different categories. The game is played with entry tickets with one to five questions selected per entry. The more selections on an entry, the more points a player can accumulate. If the player answers all the questions correctly, they will earn the maximum number of points. Players can elect to submit entries from a single category or from multiple categories. Players may play any categories they choose, and may submit selections as long as they have weekly points in their account. Help screens for each question will provide background information, such as historical statistics, pertinent to that question, allowing sports novices to compete with experts on an equal footing.

The SportsPrize Tournament configuration is designed to provide players with multiple layers of strategy to contend with - from deciding on which sports categories to select, to choosing the number of questions to play within that entry. The result is anticipated to create an interactive environment, which will test knowledge and intuition, and provide a multi-level competition with numerous chances to win.


Winning Prizes

Everyone who plays in the SportsPrize Tournament will have a chance to win prizes and to receive product discounts. We anticipate that there will be four different ways to win. First, all world competition players will earn special Winners Mall discounts based on their scores. Second, the top 100 weekly scorers will be entered into the weekly drawing for special prizes in each of their sponsored public or private competitions as well as the ongoing monthly, quarterly and annual prize drawings in those competitions. Third, there will be additional first, second and third place prizes awarded to the top scorers in each sponsored competition. Fourth, "instant" prizes will also be awarded at random every week, to add to the fun and excitement of the SportsPrize Tournament.

The more a player plays, the more chances a player will have to win and to see his name among the leaders, and the more chances to qualify for the $1,000,000 annual grand prize drawing of weekly public pool winners in the world competition.


The SportsPrize.com(TM) Community

Membership on the SportsPrize Team will be free and there will be no charge to enter the SportsPrize.com(TM) community. We anticipate that members will be able to enter into an Internet




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community  that allows them to view live sporting news feeds,  check  up-to-date
sporting   results,   communicate  with  other   SportsPrize  Team  Members  and
professional athletes in chat rooms, get personal E-mail and monitor SportsPrize Tournament rankings.

We believe that the most successful Web sites and portals are those that develop a comprehensive community. We anticipate that the SportsPrize.com(TM) community will be a true on-line community focused on news, events, e-commerce and interactive services for people who love sports. We intend to meet the needs of sports fans for information, services, entertainment, merchandise and equipment with the communication and promotional program of marketers through innovative sponsorship structures, on-line commerce relationships with strategic partners and content provided on SportsPrize.com(TM). Other than our contract to obtain sports news feeds, we have not entered into any agreements to provide other services; however, we anticipate that we will establish strategic relationships with service providers that will provide a variety of the services on the SportsPrize Web site.

By becoming part of the SportsPrize.com(TM) Team, we anticipate members will be able to share their interests in any number of sports in a variety of ways, including playing in the SportsPrize Tournament, creating their own Tournament groups, sharing on-line shopping discounts, exchanging news and views in chat rooms, using interactive services for on-line access to experts such as athletes and coaches, buying and selling merchandise with other members through the SportsPrize Auction, and keeping in touch with family and friends by E-mail. We intend to have a regular dialog with our members and to encourage them to provide feedback on our shopping environments. We also intend to institute a SportsPrize shopping panel, recruited from our members who will be made part of our future e-commerce strategy through a regular series of moderated chats with management. In this way, we believe we will be able to anticipate the needs and interests of our membership and help to insure that our overall merchandising strategies in our shopping venues will be attractive to our members. We also intend to create a sports advisory panel to help us create unique and special merchandising opportunities, such as discount incentives and special instant coupon offers. We have commenced the process of identifying sponsors and establishing relationships with professional athletes, coaches and sports organizations. We, however, have not secured any such sponsorships or relationships, and we cannot assure you that we will successfully obtain any sponsorships or establish any relationships as planned.

The on-line interactivity of the SportsPrize.com(TM) community is expected to connect members with each other and our sponsors and strategic partners on many levels: global, regional, state or provincial and local. We plan to bring the world of sports to members' homes and offices and to enrich our members' world of sports with the communication powers of the Internet. We believe that the SportsPrize.com(TM) community will allow members to expand and enrich their love of sports in a whole new way.


Market Strategy

We do not plan to compete head-on with existing sports entertainment Web sites. Instead, we anticipate SportsPrize.com(TM) will fill a complementary market niche that will combine the entertainment value of interactive games and the challenge of sports competition with on-line merchandising, promotion and marketing in an innovative way. We, with brand-name strategic partners and innovative sponsorship relationships, intend to position SportsPrize.com(TM) as a portal for on-line sports enthusiasts to replicate the success of other on-line communities, such as those focused on women's needs and wants, and person-to-person on-line trading.


Revenue Opportunities

We intend to generate revenues and profits from three primary sources: advertising and sponsorship programs, e-commerce merchandising and operating an auction site.


Advertising Revenues & Sponsorship Program

We intend to generate revenues by selling advertising to merchandisers and manufacturers of sports related goods, products and services. We anticipate that our unique concept will attract advertisers by generating multiple interactions between members of the SportsPrize.com(TM) community and our advertisers and sponsors. When members visit, whether for SportsPrize Tournament play, sports news, chat or on-line shopping, they will be encouraged, through SportsPrize Tournament rewards and other incentives, to view several advertiser pages. For example, players will be awarded extra incentives if they click on various banners or view various promotional materials posted on our Web site by our sponsors.

The resulting traffic generated by multiple page views is anticipated to provide economic returns to advertisers and sponsors, leading ultimately to increased advertising revenue and commissions to us. We will also build a membership database, which we hope to leverage as a source of further direct and indirect revenue.

We also intend to develop the SportsPrize Sponsorship Program, which we hope will be a principal revenue source. This multi-platform program is targeted to advertisers or strategic alliance partners of sports related merchandise, equipment manufacturers, news organizations and sports event promoters. We anticipate that our sponsors will place informational and promotions links, product and sports information, advertising and other sports related information on our SportsPrize.com(TM) Web site. The program is anticipated to include endorsements and specific licensing sanctions, which is intended to create interest in the content. We intend to charge our sponsors sponsorship fees for participation in the SportsPrize Sponsorship program.


On-line Merchandising

We may also realize revenue from our own on-line shopping operations, the SportsPrize Winners Mall, the SportsPrize Clearance Mall and the SportsPrize Retail Mall. We intend to generate commissions from direct sales from its linked sponsors and advertisers' catalogue program.


SportsPrize Auction Site

The SportsPrize Auction is designed to facilitate e-commerce transactions of merchandise and authenticated sports memorabilia.

The SportsPrize Marketing System - Advertising and Sponsorships

The SportsPrize Tournament is designed to be an Internet marketing system with built-in features and incentives to attract players, keep them committed, and induce them to get their friends to visit our Web site and play. These features and incentives are expected to include:

o An annual $1,000,000 prize draw for the weekly public pool winners. Players are assigned to public pools based on data disclosed when registering for the SportsPrize.com(TM) community.

o Flexibility that allows players to create their own private pools, which generate opportunities for permission marketing (solicited advertising) as well as new levels of more precisely targeted sponsorship and advertising opportunities targeted at market segments in specific geographic areas.

o Pop-up redemption notices that notify winners as they play and allow them to keep playing and claim their prize later.

o A results and rankings system that informs players of their ranking in a particular contest, which we believe will generate further marketing and communications opportunities.

o Rewards for logging on, such as being entered in "fantasy draws" for tickets to the sporting events or experiences and immediate discounts on merchandise.

We believe that these features will create interest in the SportsPrize.com(TM) Web site and attract a number of visits on a regular basis. We anticipate that our unique concept will attract advertisers by generating multiple interactions between SportsPrize Team Members and our advertisers and sponsors. We intend to strategically construct our Web site to incorporate the SportsPrize Tournament, sports news, chat or on-line shopping, rewards and other incentives to direct traffic to our advertiser and sponsor pages.

We believe that the resulting traffic generated by multiple page views will provide benefits to advertisers and sponsors, leading ultimately to increased advertising revenue and commissions to us. We also intend to build a membership database, which we may leverage as a source of further direct and indirect revenue in the future.

We have not entered into any agreements to sell advertising or sponsorships. We are in the process of building relationships with distributors, merchandisers, manufacturers and other e-commerce companies; however, we cannot assure you that we will successfully sell any advertising or sponsorships or enter into any revenue generating relationships. Internet advertising is highly competitive and many advertisers require statistical verification of the demographic profiles and number of impressions (visits) that a Web site is capable of delivering. Based on our lack of an operating history, this historical data is not available, which may adversely affect our ability to sell advertising and sponsorships or to enter into any revenue generating relationships. Our inability to sell advertising or sponsorships may have a material adverse affect on our business and results of operations.

SportsPrize e-Commerce Sites

We intend to offer shopping venues on our Web site that will allow our members to purchase sports-related merchandise, goods and services from us or from sponsors who post product and service offerings on our e-commerce malls. We intend to allow SportsPrize Team members and SportsPrize Tournament winners to be able to redeem points for prizes and discounts on merchandise.

o Our Winners Mall will feature select sports equipment, sportswear and accessories and sports related merchandise offered directly by us or posting sponsors. This is intended to be a premier on-line sports shopping experience.

o Our Clearance Mall will offer quality sports related merchandise at clearance sale prices. This venue is expected to feature a limited stock of varying sports equipment at one-of-a-kind close-out prices. Clearance Mall merchandise is expected to change weekly to provide new and interesting product selections with every visit.

o Our Retail Mall is anticipated to be an on-line sports department store with a full range of sports gear and wear at better than retail prices. This e-commerce site is designed to be a one-stop, on-line shopping destination for sports lovers. The Retail Mall is expected to be comprised of e-commerce companies already selling goods on-line. We anticipate that we will enter into revenue sharing agreements with these companies related to revenues generated as a result of traffic directed by the SportsPrize.com(TM) Web site.

We have not entered into any relationships with distributors, merchandisers, manufacturers or other e-commerce companies related to offering and selling products in any of our SportsPrize Malls. We cannot assure you that we will successfully attract merchandisers to post advertisements on the SportsPrize.com(TM) Web site or to retain retail space in our SportsPrize Mall. We may not be able to secure merchandise on acceptable terms or be able to offer products at competitive prices. If we are unable to offer a broad range of merchandise or to attract a broad range of e-commerce retailers to offer merchandise and/or services on our SportsPrize.com(TM) Web site, our business and results of operations will be adversely affected.


The SportsPrize Auction

Our SportsPrize Auction is expected to be a premier on-line auction of licensed and authenticated sports memorabilia. Through our SportsPrize Auction, SportsPrize Team members will also be able to buy, sell and trade goods, services and tickets with other SportsPrize.com(TM) community members through on-line personal trading.

We also anticipate the SportsPrize Auction will offer one-of-a-kind memorabilia items selected and authenticated exclusively for us by the leading firms in the industry. Major sports are expected to be represented; items could include actual sports gear ranging from baseballs and pucks to uniforms and famous sports venue artifacts. We also anticipate that we will arrange for items to be signed by professional athletes and sold on the SportsPrize Auction, and we may arrange for athletes and sports celebrities to be present at signing ceremonies.

By providing authenticated sports memorabilia and a secure person-to-person trading site for sports enthusiasts, we anticipate the SportsPrize Auction will be positioned to become the e-commerce choice of on-line traders for sports merchandise. We anticipate the SportsPrize Auction will offer a broad range and quality of merchandise and services to attract buyers and sellers. We intend to generate revenues for facilitating the SportsPrize Auction and providing related services by charging a transaction fee to post ads and sell merchandise.

There are several auction sites operating on the Internet, many of which are well established and have greater resources than us and will offer a broader line of merchandise goods and services than the SportsPrize Auction. We believe that our particular focus on sports related merchandise may provide us with a competitive advantage for auctioning sports-related products and services. We cannot assure you that we will be able attract buyers and sellers as anticipated.


Development of the SportsPrize Business

The SportsPrize business strategy and business plan was developed by SportsPrize Inc., our wholly owned subsidiary. Our President, Jeffrey Paquin, was the founder and President of SportsPrize Inc. and assisted in the development of the SportsPrize.com(TM) business plan and business strategy.


Development of Our Business to Date

Since May 14, 1999, we have taken the following steps to implement our business plan:

o    Acquired SportsPrize Inc.

o    Developed the prototype of the SportsPrize Tournament.

o Developed the initial operating software for the SportsPrize.com(TM) Web site.

o    Secured computer software licenses related to the SportsPrize technology.

o    Filed a patent application related to certain SportsPrize technology.

o Completed initial funding totaling $3,500,000, providing sufficient capital to develop our plan to the revenue generation stage, and arranged for additional financing of up to $1.7 million.

o Retained a qualified consulting group to assist us in defining and prioritizing our business objectives.

o Commenced structuring our Board of Directors with the addition of two individuals; Alan Gerson and Abe Carmel, both of whom have considerable and varied business experience.

o    Retained core executive and management  personnel and retained an executive
     recruitment  firm  to  source  appropriate   candidates  to  structure  our
     executive and management needs.

o Made a trademark application for SportsPrize.com(TM) in both the United States and Canada.

o    Negotiated   consulting  and  software  development   agreements  with  the
     following parties:


Consultant                                   Services
----------                                   --------
Interactive Marketing         IMI is providing us with strategic marketing and operational
Inc.  ("IMI")                 guidance  up to and after  the  launch of our SportsPrize
                              Tournament and SportsPrize e-commerce sites.

Kaleidoscope Sports and       Kaleidoscope is assisting us in securing key executive personnel
Entertainment,  LLC           and forging  key strategic alliances with major professional sports
("Kaleidoscope")              leagues and players associations.

Las Vegas Sports              DBC Sports will support our  SportsPrize  Tournament by providing all
Consultants Inc.              necessary sports statistical information, as well as develop questions
(d.b.a. DBC Sports)           for the Tournament.
("DBC Sports")

Intershop Communications,     Intershop  is  providing  us with  the  software  and  implementation
Inc. ("Intershop")            necessary  to  complete  the   infrastructure  to  host  our  various
                              e-commerce sites.

Frontier Global Center        Frontier will host the SportsPrize.com(TM) Web site and deliver the web
("Frontier")                  content  to our online audience.



Agreements Related to Our Business

In connection with our acquisition of SportsPrize Inc., we acquired all of the assets of SportsPrize Inc. and assumed the rights to technologies, know-how and assets that are related to our business including several agreements with various strategic entities.

Technology Development Agreement

We acquired and assumed 100% of the interest and rights in the SportsPrize.com(TM) Web site and games, including the SportsPrize Tournament created by John Thompson, Vice-President of Research and Development of SportsPrize Inc. The development of these technologies was coordinated and overseen by Thomas Cove, Vice-President of Technology of SportsPrize Inc., who together with software programmers and developers, Quad-linq Software Inc., created the patent pending technology that will be used in connection with our SportsPrize.com(TM) Web site.

IMI - Marketing Consulting Agreement

As a result of the share exchange, we assumed a marketing consulting agreement (the "IMI Agreement") with IMI dated as of May 6, 1999 from SportsPrize Inc. Pursuant to the terms of the IMI Agreement, IMI will provide us with overall strategic and tactical marketing and operational strategy, including recommendations for the operational, revenue, marketing and organizational issues involved in the launch of the SportsPrize.com(TM) Web site for a period of one year. IMI shall, during the first 180 days of the term, provide the following services:

     (i)       the creation and operation of our planned retailing areas;

     (ii)      a   review   of   the    structure    and    operation   of   the
               SportsPrize.com(TM) games;

     (iii) a review of all legal and regulatory issues relating to the conduct of the SportsPrize.com(TM) games;

     (iv) site design, navigation, hosting, hardware and connectivity issues reviews;

     (v)       database   design,   capabilities   and  report   functionalities
               consulting;

     (vi) the creation of a "go-to-market" plan for securing media and event partners and for promotion;

     (vii) assistance in identifying key management and advisory board members; and

     (viii) consulting services related to developing revenue models from such sources as advertising, e-commerce, sponsorships, promotions and subscriptions, and retailing.

     In consideration for the services provided by IMI, we have agreed to:

     (i) pay IMI a monthly retainer of $25,000 over the first three months;

     (ii) pay IMI a monthly retainer of $30,000 for each of the nine subsequent months;

     (iii) pay IMI 15% of any and all of our recurring net revenues resulting from advertising, sponsorship and promotional revenues generated by sales and agreements that IMI directly brings to us during the term of the IMI Agreement and any extensions thereto. IMI will also be entitled to that commission on other direct revenue opportunities with respect to which we request IMI's assistance in developing and closing;

     (iv) issue IMI 600,000 shares, of which 400,000 shares are to be were issued as of the effective date of the IMI Agreement and, provided the IMI Agreement is not cancelled at the end of the first 180 days, IMI shall be offered and have the right to purchase 200,000 shares on the 181st day at a price of $0.01 per share. We also agreed to provide full "piggyback" registration rights, at our expense, in the event we file a registration statement to register shares under the Securities Act. IMI agreed that when such shares become free trading, IMI would limit the shares it offers for sale in any single week to 5% of the previous weeks' total share trading volume.


Kaleidoscope - Consulting Agreement

As a result of the share exchange, we assumed an agreement with Kaleidoscope, dated as of May 1, 1999, from SportsPrize Inc. (the "Kaleidoscope Agreement"). Kaleidoscope is in the
business of planning, designing, marketing, selling and consulting for various sports related ventures and properties. Pursuant to the terms of the Kaleidoscope Agreement, Kaleidoscope will perform the following functions, for an initial period of six months, which commenced on May 15, 1999:

     (i) provide a list of highly qualified candidates to serve as our President and a list of highly qualified candidates to serve as our spokesperson, and advise and work with us to negotiate the relevant employment contracts;

     (ii) prepare a strategic plan to secure presentations with major professional sports leagues and players associations for the endorsement of our SportsPrize Tournament and Web site;

     (iii) assist IMI and us in creating an overall marketing and operational strategy for the promotional revenue, marketing and partnership issues involved in the launching the SportsPrize.com(TM) Web site, including:

               (a)  identifying and procuring e-commerce partners;

               (b)  securing commitments for endorsements;

               (c)  securing commitments by advertisers;

               (d)  identifying   and  securing   special  events  sponsors  and
                    sponsorships; and

               (e)  identifying and procuring strategic media partners.

     (iv) consult and oversee the implementation and execution of the strategies and recommendations of Kaleidoscope.

     In consideration for the services provided by Kaleidoscope, we have agreed to:

     (i) pay Kaleidoscope six monthly payments of $20,000, commencing on May 15, 1999;

     (ii) grant Kaleidoscope a two-year option to purchase up to 100,000 shares of our common stock at $0.25 per share, with resale restrictions for a one year period from the date of purchase; and

     (iii) grant Kaleidoscope a two-year option to purchase an additional 100,000 shares of our common stock at $0.25 per share, with resale restrictions for a one year period from the date of purchase, if Kaleidoscope:

               (a) successfully produces a list of highly qualified individuals to serve as our President or in the alternative has provided us with a well known spokesperson; and

               (b) has approached, unless otherwise decided by us, two of the four major professional sports leagues for approval and endorsement of our SportsPrize Tournament

     (iv) grant Kaleidoscope an option to purchase an additional 300,000 shares of our common stock at a price equal to the average closing price of our shares less 20%, for a period of ten days preceding the completion of the conditions set forth in (iii) above, with resale restrictions for a one year period from the date of purchase, provided that Kaleidoscope reasonably completes the conditions set forth in (iii) above. The shares will be released to Kaleidoscope at 30,000 shares per month over a period of ten months. Kaleidoscope agrees to sell its shares into the market at a volume of no greater than 2 1/2% of the volume of the preceding weeks total amount of our traded shares after expiration of the resale restrictions.


DBC Sports - News Wire Service

We entered into a data and service agreement with DBC Sports, dated as of May 26, 1999 (the "DBC Sports Agreement"). DBC Sports, a subsidiary of Data Broadcasting Corporation, provides a sports statistical data base and media information, distributes headline news, and scores statistics and game information. Pursuant to the terms of the DBC Sports Agreement, DBC Sports will provide us with the following, for a period of three years, which commences on June 1, 1999:

     (i)       all  sports   information   necessary   to  conduct   the  weekly
               SportsPrize Tournament, including the questions for the Tournament, and statistical content including results of sporting events; and

     (ii) additional technical and research staff necessary to gather and provide data in sports categories where information may not be readily available, including developing relationships with various sports leagues.

In consideration for the services provided by DBC Sports, we have agreed to pay to DBC Sports:

     (i)       $8,500 per month from June 1, 1999 to August 1, 1999;

     (ii)      $11,000 per month from September 1, 1999 to November 1, 1999;

     (iii)     $15,000 per month from December 1, 1999 to March 1, 2000; and

     (iv) $20,000 per month from April 1, 2000 to termination of the DBC Sports Agreement.


Intershop - Letter Agreement

We entered  into a letter  agreement  with  Intershop  dated June 24,  1999 (the
"Intershop Agreement"). We will deploy Intershop's e-commerce solutions to customize and streamline our online storefront. We anticipate that integrating Intershop's technology with the SportsPrize.com(TM) business model will provide a turn-key solution allowing members of the SportsPrize community to browse, select and purchase sports merchandise and memorabilia online at the SportsPrize.com(TM) e-commerce stores. Pursuant to the terms of the Intershop Agreement, Intershop will provide the following services by way of a professional services consulting agreement:

     (i)       on-site solution definition;

     (ii)      off-site solution definition; and

     (iii) development and implementation of the SportsPrize.com e-commerce Web site component.

Frontier - Master Service Agreement

We entered into a master service agreement with Frontier dated July 22, 1999 (the "Frontier Agreement"). Pursuant to the Frontier Agreement, Frontier, a provider of innovative, scalable end-to-end Internet solutions, high-speed servers and a software system will be installed at its facilities. Sun E250 and E450 servers, suitable for large-scale and mission-critical applications, will support the data warehousing and e-commerce applications intrinsic to the SportsPrize model. Pursuant to the terms of the Frontier Agreement, Frontier will sell and provide to us, in consideration for the applicable fees as set forth in a service order, the following:

     (i)       Internet connectivity services;

     (ii) the lease or purchase by us of equipment to provide such services and the installation of such equipment;

     (iii)     the lease of space suitable to store and operate such equipment;

     (iv) management, planning and consulting resources to support such services, including maintenance and operation of such equipment; and

     (v)       the  licensing  of  software  to  provide  such  services,  which
               together  comprise  an  Internet   connectivity  and  co-location
               package to support our Web site.


Trademarks and Patents

We have applied for trademark registration and protection for "SportsPrize.com" in Canada and the United States. We have also applied for patent protection in the United States for our system and method for delivering targeted advertising through our on-line SportsPrize Tournament marketing system. However, we have not been granted any patents, copyrights or trademarks. In the event we determine that we have created an asset whose value can be protected, we will attempt to protect our proprietary assets by applying for patents, copyrights or trademarks. In addition, we will endeavor to rely on trade secret laws and non-disclosure and confidentiality agreements with our employees and consultants who have access to our proprietary technology.


Employees

As of July 27, 1999, we had seven full-time employees or consultants. From time to time, we may retain additional consultants and consulting firms to provide us with special expertise in developing marketing, software and telecommunications technologies.


Plan of Operation

Our plan of operation is based on estimates of our management. Set out below is a summary of our plan of operation and operating budget for our business and for our administration and marketing for the fiscal period ending June 30, 2000.


Summary of Plan of Operation

Our corporate plan of operation for the period July 1, 1999 to June 30, 2000 is heavily concentrated within the initial six month period ending December 31, 1999 during which we intend to launch our Web site. Once our SportsPrize.com(TM) Web site is up operating live (projected to be in the third quarter of 1999), we plan to continue ongoing enhancements and development of the overall Web site and service. In addition, in the first six months of 2000, we intend to focus up to 75% of our budget towards marketing and promotion, including special events promotions. The other ongoing objective will be to continue establishing strategic alliances with corporate sponsors, e-commerce partners for reciprocating advertising and exclusive merchandising. We also intend to continue to build on the community based aspects of the SportsPrize.com(TM) Web site by increasing sporting information, news and chat room content, and by enhancing educational and training links for our members.

During the third and fourth quarter of 1999, we intend to complete the following:


                                  Description
--------------------------------------------------------------------------------
Beta  Testing:   Complete   development  of  SportsPrize   Tournament   software
technology:
 i.       Beta 1: Integrate the graphics
 ii.      Beta 2: Opening to select focus test groups
 iii.     Beta 3: Functioning live with final graphics
--------------------------------------------------------------------------------
Network: computer hardware and related equipment purchased, installed and tested
--------------------------------------------------------------------------------
E-Commerce:  custom programming, purchase software, install and test
--------------------------------------------------------------------------------
Sales and Marketing:
 i.       Complete initial Marketing Plan
 ii.      Determine prizes
 iii.     Secure Sponsors
 iv.      Follow-up Marketing Plan
--------------------------------------------------------------------------------
Recruitment of Executive Management personnel:
 i.       President/Chief Executive Officer
 ii.      Chief Technical Officer/Chief Operating Officer
 iii.     Vice-President of Merchandising
 iv.      Vice-President of Corporate Finance
--------------------------------------------------------------------------------
Open new corporate head office in Los Angeles area
--------------------------------------------------------------------------------
Enter into strategic relationships with other e-commerce sites
--------------------------------------------------------------------------------
Merchandising:
 i. Complete list of suppliers for each store, including memorabilia and auction product
 ii.      Merchant account, E-commerce supports systems
--------------------------------------------------------------------------------
Corporate development:
 i. Establish Sport Advisory Board with representatives from major sports categories
 ii. Strategic alliance with a major sports network iii. Strengthen Board of Directors to maximum of nine including outside directors
--------------------------------------------------------------------------------
Investor relations and promotion:
i.       Hire corporate/public relations media firm
--------------------------------------------------------------------------------

During the first two quarters, we intend to concentrate our efforts on marketing our SportsPrize Web site to users, sponsors and advertisers; soliciting feedback on our service offerings from users, sponsors and advertisers; selling advertising and sponsorships; increasing sales revenues of products offered through our SportsPrize Malls; obtaining additional endorsements from professional athletes, coaches and sports organizations; building additional relationship with strategic partners; developing new technology and service offerings; and enhancing and improving our services.

We cannot assure you that we will successfully complete all of items contemplated in our plan of operation on a timely basis, if at all. Our ability complete our plan of operation will be dependent on a number of factors, some of which are beyond our control, including our ability to raise additional financing on acceptable terms, our ability to develop our technology on a timely basis, our ability to attract advertisers and sponsors and the acceptance of our SportsPrize Tournament.


Summary of Operating Budget

Our operating budget for our plan of operation ("Operating Budget") is estimated to be approximately $24,500,000 for the period beginning July 1, 1999 and ending June 30, 2000. Our projected Operating Budget is as follows:



Category                                July - December, 1999    January - June, 2000          Total
Operating
    Research and Development               $   500,000            $      750,000           $  1,250,000
    Sales and Marketing                      1,150,000                15,000,000             16,150,000
    General and Administrative               1,225,000                 2,250,000              3,475,000
    Financings Costs                           125,000                   500,000                625,000
                                           ------------             --------------         --------------
       Total operating                       3,000,000                18,500,000             21,500,000
Other
    Capital expenditures                       700,000                   600,000              1,300,000
    Software development                       400,000                   300,000                700,000
    Inventory                                  400,000                   600,000              1,000,000
                                           ------------             --------------         --------------
                                           $ 4,500,000            $   20,000,000            $24,500,000
                                           ============             ==============         ==============


As of July 27, 1999, we had approximately $2,800,000 in cash, and we are currently expending approximately $175,000 per month. There can be no assurance that our actual expenditures for the period beginning July 1, 1999 through June 30, 2000 will not exceed our estimated Operating Budget. Actual expenditures will depend on a number of factors, some of which are beyond our control, including, among other things, timing of the launch of the SportsPrize Web site, our ability to generate revenues from advertising, sponsorships, e-commerce sales and our auction site; the availability of financing on acceptable terms; reliability of the assumptions of management in estimating cost and timing; certain economic and industry factors; the time expended by consultants and professionals and fees associated with developing strategic relationships related to our business plan; our ability to enter into strategic relationships with third parties; the success of our SportsPrize Tournament and our ability to attract visitors to our SportsPrize Web site. If the actual expenditures for such costs exceed the estimated costs or if we are incapable of generating revenues from our operations, we will be required to raise additional financing or to defer certain expenditures to meet other obligations.

We anticipate we will need to raise approximately $22 million to meet our projected Operating Budget requirements through the second quarter of 2000. We intend to raise additional financing to fund our Operating Budget by issuing equity or debt through a combination of private and public financings. We cannot assure you that we will successfully raise additional financing on acceptable terms, if at all. If we cannot raise additional financing, we anticipate that we will reduce our projected expenditures related to marketing our SportsPrize Web site to the public and concentrate our resources on selling advertising and sponsorships and developing the technologies related to our SportsPrize Web site and the SportsPrize Tournament. The failure to meet certain expenditures may cause us to default on material obligations and such default may have a material adverse effect on our business and results of operations.


Risk Factors

We have included information in this registration statement that contains "forward looking statements." Our actual results may materially differ from those projected in the forward looking statements as a result of risks and uncertainties. Although we believe that the assumptions made and expectations reflected in the forward looking statements are reasonable, we cannot assure you that the underlying assumptions will, in fact, prove to be correct or that actual future results will not be different from the expectations expressed in this report. An investment in our securities is speculative in nature and involves a high degree of risk. You should read this registration statement carefully and consider the following risk factors.


Undercapitalization

We are dependent upon the proceeds of the Additional Financings contemplated in the Exchange Agreement in order to implement our business plan. Unless we can obtain such financing, we will be unable to conduct our business or to otherwise carry out all of our proposed business activities. There is no assurance that we will be able to raise the funds sought in the Additional Financings in a timely manner, if at all.

We also anticipate we may need to seek additional capital in the amount of $20 million or more during the next 12 months, and no assurance can be given that any additional financing would be available or, if available, that it would be available on terms acceptable to us. Furthermore, any issuance of additional securities may result in dilution to the then existing shareholders. If adequate funds are not available; we will lack sufficient capital to pursue our business fully, which will have a material adverse effect upon our ability to meet our business projections.


We have a Limited Operating History and a History of Losses, which Makes Our Ability to Continue as a Going Concern Questionable

We have incurred net losses since our inception and anticipate that we will continue to incur losses for the foreseeable future. Due to a number of factors, we do not believe that our revenues will be sufficient to support our operations in fiscal 1999. Therefore, in the foreseeable future, we believe that such expenses will increase our net losses, and we cannot assure you that we will ever be profitable.

We are a development stage company and our operations are subject to all of the risks inherent in light of the expenses, difficulties, complications and delays frequently encountered in connection with the formation of any new business. These risks include:

     - our significant dependence on products and services with only limited market acceptance;

     - our ability to develop and upgrade our infrastructure, including internal controls, transaction processing capacity, data storage and retrieval systems and our Web site;

     -    competition;

     -    our need to manage changing operations;

     -    our reliance upon the Internet for commerce;

     -    our reliance upon general economic conditions;

     -    our reliance upon strategic relationships;

     -    regulatory risks associated with our business; and

     -    our dependence upon the hiring of key personnel.

Because we have only recently begun operations, it is difficult to evaluate our business and our prospects. Our revenue and income potential is unproven and our business model is still emerging. We cannot assure you that we will attract registered users, advertisers, consumers and network affiliates or achieve significant revenues or operating margins in future periods. We cannot guarantee we will ever achieve commercial success.

As of July 27, 1999, we had approximately $2,800,000 in cash, and we are currently expending approximately $175,000 per month. While we anticipate raising additional capital through sales of our common stock or debt, we cannot assure you that we will be able to obtain adequate financing or on terms favorable to us, to support our operations. Our ability to continue after October 1999 will depend on our ability to obtain additional financings.


Uncertain Ability to Conduct the Business; Unpredictability of Future Revenues

Our ability to achieve our plans will depend on a variety of factors, some of which may be beyond our control. These factors include our ability to attract, train and retain qualified, experienced personnel and management. Failure to maintain adequate operating and financial controls or unexpected difficulties encountered during the start up of operations could adversely affect our business, financial condition and results of operations. There can be no assurance that we will adequately manage our intended operations or address all of the changing demands that our operations will impose. Failure to effectively manage growth and to evaluate and improve management, operating and financial controls or the difficulties encountered as a result of growth could adversely affect our financial condition and results of operations.

As a result of our limited operating history and the emerging nature of the Internet, including Internet-based advertising, services and electronic commerce, we are unable to forecast our expenses and revenues accurately. We believe that due primarily to the relatively brief time the Internet has been available to the general public, there are several uncertainties related to the successful operation of any form of Internet-based business. Our current and future estimated expense levels are based largely on our estimates of future revenues and may increase considerably. Few, if any, of our operating expenses can be quickly or easily reduced, such as the laying off of personnel or reducing our commitment to our consultants and service providers, in a manner which would not cause a material adverse effect to our business, financial condition and operating results. In addition, we may be unable to adjust spending in a timely manner to compensate for any unexpected expenditures; and a shortfall in actual revenues as compared to estimated revenues would have an immediate material adverse effect on our business, financial condition and operating results.


We Cannot Assure You that There Will Be a Continued Market for Our Shares

Currently, our common shares are traded on the OTCBB under the symbol "JOCK." On January 4, 1999, the SEC approved eligibility rules for issuers quoted on the OTCBB and established minimum eligibility requirements for all securities quoted on the OTCBB. As a result of the eligibility rules, we must (i) register our shares with the SEC under Section 13 or 15(d) of the Exchange Act, and (ii) be current in our required filings to remain eligible for quotation on the OTCBB. Accordingly, this registration statement must clear all SEC staff comments to comply with the eligibility requirements. If we do not clear all SEC staff comments on or before January 3, 2000, our shares will be delisted from the OTCBB, and the market value of our shares may be materially adversely affected.

We cannot assure you that we will be able to fully comply with our eligibility requirements on or before January 3, 1999. Although we have filed this registration statement to become a reporting company under the Exchange Act, there can be no assurance that such registration statement will clear the comments of the SEC, that we will maintain eligibility for quotation on the OTCBB or that a public market for our shares will be sustained.


Reliance on Advertisers

We currently have no relationships or agreements with advertisers, and we believe that any relationships developed with advertisers will be terminable within a short period of time. Consequently, our advertising customers, if any, may move their advertising to competing Internet sites, or from the Internet to traditional media, quickly and at relatively low costs, thereby increasing our exposure to competing pressures and fluctuations in revenues and operating results. In selling Internet-based advertising, we will likely depend on advertising agencies, which exercise substantial control over the placement of advertising for their clients.

Our success will depend on our ability to convince advertisers and advertising agencies of the benefits of advertising on our SportsPrize Web site, and on our ability to retain, broaden and diversify our future base of advertising customers. In order to generate significant advertising revenues, we will depend on the development of a larger base of users possessing demographic characteristics attractive to advertisers. If we are unable to attract and retain paying advertising customers or are forced to offer lower than anticipated advertising rates, our business, financial condition and operating results will be materially adversely affected and we may never achieve commercial success.

We are currently seeking to negotiate sponsorship arrangements with third parties to provide sponsored services and placements on our Web site in addition to banner advertising. In connection with these arrangements, we may receive sponsorship fees as well as a portion of transaction revenues received by sponsors in return for minimum levels of user impressions or "click throughs." To the extent implemented, these arrangements expose us to potentially significant financial risks, including the risk that we fail to deliver required minimum levels of user impressions or click throughs (in which case, these agreements typically provide for adjustments to the fees payable thereunder or "make good" periods) and that third party sponsors do not renew the agreements at the end of their terms. We anticipate that certain of these arrangements will require us to integrate sponsors' content with our services, which may require the dedication of resources and significant programming and design efforts to accomplish.

There can be no assurance that we will be able to attract sponsors or that we will be able to renew sponsorship arrangements, if any, when they expire. In addition, we anticipate we will grant exclusivity provisions to certain of our sponsors. Such exclusivity provisions may have the effect of preventing us, for the duration of such exclusivity arrangements, from accepting advertising or sponsorship arrangements within a particular subject matter in our Web site or across our entire service. Our inability to enter into further sponsorships or advertising arrangements as a result of its exclusivity arrangements could have a material adverse effect on our business, financial condition and operating results.


We Depend on Our Key Personnel for Success

Our future success will depend on certain key management, marketing, sales and technical personnel. We primarily rely upon consultants and advisors who are not employees. The loss of key personnel could have an adverse effect on our operations. We do not maintain key-man life insurance on any of our key personnel. Competition for qualified employees is intense, and an inability to attract, retain and motivate additional, highly skilled personnel required for expansion of operations and development of technologies could adversely affect our business, financial condition and results of operations. Although we have made application to obtain directors' and officers' insurance, there can be no assurance that we will be able to obtain such insurance or in such amounts or on terms that are acceptable to us. We cannot assure you we will be able to retain our existing personnel or attract additional, qualified persons when required and on acceptable terms.

We May be Required to Sell Additional Common Stock or Parties May Exercise Options and Warrants that Cause Dilution of Your Shares

The number of shares of our outstanding common stock held by non-affiliates is large relative to the trading volume of our common stock. Any substantial sale of our common stock or even the possibility of such sales occurring may have an adverse effect on the market price of our common stock.

At July 27, 1999, we had outstanding options to purchase an aggregate of 2,055,000 shares of our common stock.

We have also reserved up to an additional 945,000 shares of common stock for issuance upon exercise of options which have not yet been granted under our stock option plan. Holders of the options are likely to exercise them when, in all likelihood, we could obtain additional capital on terms more favorable than those provided by the options. However, there can be no assurance that such options will be exercised. Further, while our options are outstanding, our ability to obtain additional financing on favorable terms may be adversely affected.


We have Capacity Constraints and System Development Risks that could Damage Our Customer Relations or Inhibit Our Possible Growth, and We May Need to Expand Our Management Systems and Controls Quickly

Our success and our ability to provide high quality customer service, largely depends on the efficient and uninterrupted operation of our computer and communications systems and the computers and communication systems of our third party vendors in order to accommodate any significant numbers or increases in the numbers of consumers and advertisers using our service. Our success also depends upon us and our vendors' abilities to rapidly expand transaction-processing systems and network infrastructure without any systems interruptions in order to accommodate any significant increases in use of our service. We have engaged Frontier to provide an Internet solution and server for our Web site, and are dependent on Frontier's ability to deliver such services.

Although we anticipate that we and our vendors will enhance and expand our respective transaction-processing systems and network infrastructure as they grow, we and our vendors may experience periodic systems interruptions and infrastructure failures, which we believe may cause customer dissatisfaction and may adversely affect our results of operations. Limitations of our and our vendors' technology infrastructure may prevent us from maximizing our business opportunities.

While we believe that both our and our vendors' data repositories, financial systems and other technology resources will be secure from security breaches or sabotage, we cannot assure you that this will continue to be true as technology changes and becomes more sophisticated. In addition, we expect that many of our and our vendors' software systems may be custom-developed and that our and our vendors may rely on employees and certain third-party contractors to develop and maintain these systems. If certain of these employees or contractors become unavailable, we and our vendors may experience difficulty in improving and maintaining these systems. Furthermore, we expect that we and our vendors may continue to be required to manage multiple relationships with various software and equipment vendors whose technologies may not be compatible, as well as relationships with other third parties to maintain and enhance their technology infrastructures. Our and our vendors' failure to achieve or maintain high capacity data transmission and security without system downtime and to achieve improvements in our respective transaction processing systems and network infrastructure could adversely affect our business and results of operations.


Risks of New Business Areas

The success of our business strategy will depend to a significant extent on our ability to successfully develop the SportsPrize Tournament and to expand our offerings beyond solely relying on Internet-based advertising revenues into areas such as subscription-based products and services and e-commerce, in addition to successfully developing new Internet products and services. There can be no assurance that we will be able to develop the SportsPrize Tournament into an operating game or that visitors or potential advertisers or sponsors will accept the concept of the SportsPrize Tournament. There can also be no assurance that we will successfully expand into other areas, develop and launch any new entertainment concepts or enhance existing ones.

In addition, expansion into new business areas and new entertainment offerings may bring us into direct competition with new competitors. Any expansion of product offerings or operations, or new games developed and launched by us that are not favorably received by Internet users could damage our reputation or the SportsPrize.com(TM) brand. There is also substantial risk that our SportsPrize Tournament may be subject to regulatory review by state and federal regulatory authority as the size of the prizes grow. Although we do not intend to charge visitors to the SportsPrize Web any registration fees, require any purchase to play the SportsPrize Tournament, charge any cost to deliver prizes or gifts or otherwise imply that a purchase is required to play the SportsPrize Tournament, there can be no assurance that the SportsPrize Tournament will not be subject to investigation or review by federal, state local regulatory authorities. We do not anticipate the SportsPrize Tournament will violate federal or state gaming laws.

Expansion into new business areas or the development and launching of new games will also require significant additional expenses and programming and other resources and will strain our management, financial and operational resources. Furthermore, any expansion of business areas and the developing and launching of new games, as well as the enhancement of our contemplated SportsPrize Tournament, will necessarily rely on untested business models. To date, we have generated no revenues and have not entered into any agreements with sponsors, advertisers or other third party revenue sources, and there can be no assurance that we will be able to generate any revenues from these sources in the future. Our failure to develop and launch the SportsPrize Web in a cost effective and timely manner will have a material adverse effect on our business, financial condition and operating results.

There can be no assurance that our venture will ever achieve profitability, and a failure by us to recover the substantial investment required to launch and operate such a venture would have a material adverse effect on our business, financial condition and operating results.

Competition

The on-line sports entertainment market in which we compete is comprised of numerous competitors, and we expect competition to increase. We also compete with other non-sports related Internet sites for the time and attention of consumers and for advertising and subscription revenues. Competition among Internet sites is intense and is expected to increase significantly in the future. Our Internet site will compete against a variety of companies that provide similar offerings through one or more media, such as print, radio, television and the Internet. To compete successfully, we must develop and deliver popular, original, entertaining, informative and compelling product offerings to attract Internet users and to support advertising and sponsorship fees. Our areas of focus include games, sports-related discussion communities, sports merchandising and Internet shopping. We will compete with various companies and Internet sites, such as SportsLine USA, Inc., CBS Sportsline, ESPN Sports Zone, Wall Street Sports, Sports Zone, and others. All of these competitors currently offer a wider range of products, services, information and news than we contemplate offering, which products and services may be sufficiently attractive to Internet users and, consequently, may dissuade them from visiting our SportsPrize Web site. If we are unable to attract a significant number of Internet users to our Internet site, our business, financial condition and operating results will be materially adversely affected and we may cease to be a commercially viable enterprise.


Low Barriers to Entry

The market for Internet-based products and services is relatively new, intensely competitive and rapidly evolving. There are minimal barriers to entry, and current and new competitors can launch new Internet sites at a relatively low cost within relatively short time periods. In addition, we compete for the time and attention of Internet users with thousands of non-profit Internet sites operated by, among other persons, individuals, government and educational institutions. Existing and potential competitors also include magazine and newspaper publishers, cable television companies and start-up ventures attracted to the Internet market. Accordingly, we expect competition to persist and intensify and the number of competitors to increase significantly in the future. Should we seek in the future to attempt to expand the scope of our Internet site and product offerings, it will compete with a greater number of Internet sites and other companies. Because the operations and strategic plans of existing and future competitors are undergoing rapid change, it is extremely difficult for us to anticipate which companies are likely to offer competitive products and services in the future. There can be no assurance that our SportsPrize Web site will compete successfully.


Uncertain Acceptance of the Internet as an Advertising Medium;
Lack of Measurement Standards

Use of the Internet by consumers is at a very early stage of development and market acceptance of the Internet as a medium for information, entertainment, commerce and advertising is subject to a high level of uncertainty. We believe that our success depends upon our ability to obtain significant revenues from our Internet operations, which will require the development and acceptance of the Internet as an advertising medium. We believe that most advertisers and advertising agencies have limited experience with the Internet as an advertising medium and neither advertisers nor advertising agencies have devoted a significant portion of their advertising budgets to Internet-related advertising to date. In order for us to generate advertising revenues, advertisers and advertising agencies must direct a portion of their budgets to the Internet as a whole, and specifically to our Web site. There can be no assurance that advertisers or advertising agencies will be persuaded, or able, to allocate or continue to allocate portions of their budgets to Internet-based advertising, or if so persuaded or able, that they will find Internet-based advertising to be more effective than advertising in traditional media such as television, print or radio, or in any event decide to advertise on our Internet sites. Moreover, there can be no assurance that the Internet advertising market will develop as an attractive and sustainable medium that we will achieve market acceptance of our products or that we will be able to execute our business strategy successfully.

Acceptance of the Internet among advertisers and advertising agencies will also depend on the level of use of the Internet by consumers, which is highly uncertain, and on the acceptance of the alternative new model of conducting business and exchanging information presented by the Internet. Advertisers and advertising agencies that have invested resources in traditional methods of advertising may be reluctant to modify their media buying behavior or their systems and infrastructure to use Internet based advertising. Furthermore, no standards to measure the effectiveness of Internet based advertising have yet gained widespread acceptance, and there can be no assurance that such standards will be adopted or adopted broadly enough to support widespread acceptance of Internet-based advertising. If Internet-based advertising is not widely accepted by advertisers and advertising agencies, our business, financial condition and operating results will be materially adversely affected and we may cease to be a commercially viable enterprise.


Uncertain Acceptance of the Company's SportsPrize Tournament

We believe our commercial viability depends in large part upon our ability to develop and provide the SportsPrize Tournament and our ability to successfully attract and retain users with demographic characteristics valuable to the various advertisers and advertising agencies. There can be no assurance that our products and services will be attractive enough to a sufficient number of Internet users to generate advertising revenues. There also can be no assurance that we will be able to anticipate, monitor and successfully respond to rapidly changing consumer tastes and preferences so as to attract a sufficient number of users to our SportsPrize Web site within the demographics desirable to advertisers and advertising agencies.

Internet users can freely navigate and instantly switch among a large number of Internet sites, many of which offer competitive entertainment products and services, making it difficult for us to distinguish our product offerings and attract users. In addition, many other Internet sites offer very specific, highly targeted single sports event media that may have greater appeal than the broad range sports categories anticipated to be offered on our SportsPrize Web site. In addition, users of the Internet who do not use the most recent browser or operating platform software will have greater difficulty in accessing and navigating our SportsPrize Web site than would users who use the most recent versions of such software. Such difficulty could cause Internet users to cease using our SportsPrize Web site. If we are unable to develop original and compelling Internet-based entertainment in a manner that allows us to attract, retain and expand a loyal user-base targeted by advertisers and advertising agencies, then we will be unable to generate sufficient advertising or subscription revenues, and our business, financial condition and operating results will be materially adversely affected and we may achieve commercial viability.


Limited Experience in Sales and Marketing of Advertising

Few of our senior management team have any significant experience in selling advertising on the Internet or any other medium, and few members of our senior management team have any significant experience in the Internet industry or providing entertainment on the Internet. Achieving acceptance by potential advertisers and advertising agencies of our Internet sites as a viable marketing forum will require us to develop and maintain relationships with key advertisers and advertising agencies, and there can be no assurance that any such relationships will be developed, on a timely basis or at all.


Dependence on Continued Growth in the Use of the Internet

Rapid growth in the use of and interest in the Internet is a recent phenomenon, and there can be no assurance that acceptance and use of the Internet will continue to develop or that a sufficient base of users will emerge to support our business. Revenues from our Internet operations will depend largely on the widespread acceptance and use of the Internet as a source of information and entertainment and as a vehicle for commerce in goods and services. The Internet may not be accepted as a viable commercial medium for a number of reasons, including potentially inadequate development of the necessary infrastructure, lack of timely development of enabling technologies or lack of commercial support for Internet-based transactions and advertising. To the extent that the Internet continues to experience an increase in users, an increase in frequency of use or an increase in the bandwidth requirements of users, there can be no assurance that the Internet infrastructure will be able to support the demands placed upon it. In addition, the Internet could lose its viability as a commercial medium due to delays in the development or adoption of new standards and protocols required to handle increased levels of Internet activity, or due to increased government regulation. Changes in or insufficient availability of telecommunications services to support the Internet also could result in slower response times and could adversely affect use of the Internet generally and of our Internet sites in particular. If use of the Internet does not continue to grow or grows more slowly than expected, or if the Internet infrastructure does not effectively support growth that may occur, our business, financial condition and operating results would be materially adversely affected.


Uncertain Protection of Intellectual Property Rights

We anticipate our success will depend significantly on our proprietary technology. We intend to rely primarily on a combination of patent, copyright, trademark and trade secret laws, license agreements, non-disclosure agreements and other contractual provisions to establish, maintain and protect our proprietary rights in our products and technology, all of which afford only limited protection. We have applied for intellectual property protection, and we have put in place agreements attempting to protect our intellectual property. There can be no assurance that our intellectual property protection applications will be granted or that we will be able to continue to successfully negotiate agreements protecting our intellectual property. In addition, despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our products or services or to obtain and use information that we regard as proprietary. Third parties may also independently develop similar technology without breach of our proprietary rights. In addition, the laws of some foreign countries do not protect the proprietary rights to the same extent as do the laws of the United States.


Uncertainty Regarding Infringing Intellectual Property Rights of Others

Although we do not believe that our business will infringe the intellectual property rights of others, claims of infringement are becoming increasingly common as the software industry develops and legal protections are applied to software products. Litigation may be necessary to protect our proprietary technology, and third parties may assert infringement claims against us with respect to their proprietary rights. Any claims or litigation can be time-consuming and expensive regardless of their merit. Infringement claims against us could cause product release delays, require us to redesign our products or require us to enter into royalty or license agreements, which agreements may not be available on terms acceptable to us or at all.


Risks of Technological Change

The market for Internet-based products and services is characterized by rapid technological developments, frequent new product introductions and evolving industry standards. The emerging character of these products and services and their rapid evolution will require that we continually improve the performance, features and reliability of our Internet-based products and services, particularly in response to competitive offerings. There can be no assurance that we will be successful in responding quickly, cost effectively and sufficiently to these developments. In addition, the widespread adoption of new Internet technologies or standards could require substantial expenditures by us to modify or adapt our Internet sites and services and could fundamentally affect the character, viability and frequency of Internet-based advertising, either of which could have a material adverse effect on our business, financial condition and operating results. In addition, new Internet-based products, services or enhancements offered by us may contain design flaws or other defects that could require costly modifications or result in a loss of consumer confidence, either of which could have a material adverse effect on our business, financial condition and operating results.


Capacity Constraints and System Disruptions

The satisfactory performance, reliability and availability of our SportsPrize Web site and our computer network infrastructure are critical to attracting Internet users and maintaining relationships with advertising customers. Our Internet-based advertising revenues will be directly related to the number of advertisement impressions delivered by us. We have engaged Frontier to provide an Internet solution to meet our systems requirements. System interruptions that result in the unavailability of our Internet sites or slower response times for users would reduce the number of advertisements delivered and reduce the attractiveness of our Internet sites to users and advertisers. We may experience periodic systems interruptions from time to time in the future. Additionally, any substantial increase in traffic on our Internet site may require us to expand and adapt our computer network infrastructure. Our inability to add additional computer software, hardware and bandwidth to accommodate increased use of our Internet sites may cause unanticipated system disruptions and result in slower response times.

There can be no assurance that we will be able to expand our computer network infrastructure on a timely basis to meet increased use. Any system interruptions or slower response times resulting from the foregoing factors could have a material adverse effect on our business, financial condition and operating results. We are dependent on Frontier and on other third parties for uninterrupted Internet access. In addition, we are dependent on various third parties for substantially all of our information. Loss of such services from any one or more of such third parties may have a material adverse effect on our business, financial condition and operating results. No assurance can be given as to whether, or on what terms, we would be able to obtain such services from other third parties in the event of the loss of any of such services.

Our Internet operations are vulnerable to interruption by fire, earthquake, power loss, telecommunications failure and other events beyond our control.
There can be no assurance that interruptions in service will not materially adversely affect our operations in the future. While we carry business interruption insurance to compensate us for losses that may occur, there can be no assurance that such insurance will be sufficient to provide for all losses or damages incurred by us.


Liability for Internet Content; Government Regulations

As a publisher and a distributor of content over the Internet, we face potential liability for defamation, negligence, copyright, patent or trademark infringement and other claims based on the nature and content of the materials that we publish or distribute. In addition, we could be exposed to liability with respect to the content or unauthorized duplication of material indexed in our search services. Although we intend to carry liability insurance, our insurance may not cover potential claims of this type or may not be adequate to indemnify us for all liability that may be imposed. Any imposition of liability that is not covered by insurance or is in excess of insurance coverage could have a material adverse effect on our business, financial condition and operating results. Although there are currently few laws and regulations directly applicable to the Internet, it is possible that new laws and regulations will be adopted covering issues such as, among other things, pricing, characteristics and quality of Internet products and services. As a provider of Internet-based products and services, we are subject to the provisions of existing and future federal and local legislation that could be applied to our operation. Such legislation could also dampen the growth of the Internet generally and decrease the acceptance of the Internet as an advertising medium, and could, thereby, have a material adverse effect on our business, financial condition and operating results.


Security Risks

We intend to institute certain security measures designed to protect our Internet site and other operations from unauthorized use and access. Such measures cannot guarantee complete security, however, and a party who is able to circumvent our security measures could misappropriate proprietary information or cause interruptions in our Internet operations. We may be required to expend significant capital and resources to protect against the threat of such security breaches or to alleviate problems caused by such breaches. Concerns over the security of Internet transactions and the privacy of users may also inhibit the growth of the Internet generally, particularly as a means of conducting commercial transactions. To the extent that our activities or the activities of any third party contractors involve the storage and transmission of proprietary information, such as computer software or credit card numbers, security breaches could expose us to a risk of loss or litigation and possible liability. There can be no assurance that contractual provisions attempting to limit our liability in such areas will be successful or enforceable, or that parties will accept such contractual provisions as part of our agreements.


Year 2000 Compliance

The "Year 2000" issue concerns the potential exposures related to the automated generation of business and financial misinformation resulting from the application of computer programs which have been written using two digits, rather than four, to define the applicable year of business transactions. We have completed our review of the potential impact of Year 2000 issues and do not anticipate any significant costs, problems or uncertainties associated with becoming Year 2000 compliant. Our failure or failure of our software providers to adequately address the Year 2000 issue could result in misstatement of reported financial information or otherwise adversely affect our business operations. See, "Financial Information - Year 2000 Compliance."


We May Not be Able to Protect Our Internet Domain Name

We anticipate that the Internet domain name, "SportsPrize.com(TM)" will be an extremely important part of our business. Governmental agencies and their designees generally regulate the acquisition and maintenance of domain names. The regulation of domain names in the United States and in foreign countries may be subject to change in the near future. Governing bodies may establish additional top-level domains, appoint additional domain name registrars or modify the requirements for holding domain names. As a result, we may be unable to acquire or maintain relevant domain names in all countries in which we conduct business. Furthermore, the relationship between regulations governing domain names and laws protecting trademarks and similar proprietary rights is unclear. Therefore, we may be unable to prevent third parties from acquiring domain names that are similar to, infringe upon or otherwise decrease the value of our trademarks and other proprietary rights.


We Do Not Intend to Declare Dividends

We have never declared or paid any cash dividends on our capital stock. We currently intend to retain any future earnings for funding growth and, therefore, do not expect to pay any dividends in the foreseeable future.


Our Shares are Considered Penny Stocks and are Subject to the Penny Stock Rules

Rules 15g-1 through 15g-9 promulgated under the Exchange Act impose sales practice and disclosure requirements on certain brokers-dealers who engage in certain transactions involving "a penny stock." Subject to certain exceptions, a penny stock generally includes any non-

NASDAQ equity security that has a market price of less than $5.00 per share. If our shares have a market price of less than $5.00 per share then our shares will be deemed penny stock for the purposes of the Exchange Act. The additional sales practice and disclosure requirements imposed upon brokers-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market.

Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.


Risks Associated with Our Portal

The Results of Operations for our Portal Will Vary Depending on a Number of Factors

We anticipate the operating results of our Portal will vary widely depending on a number of factors, some that are beyond our control. These factors are likely to include:

     o demand for our online services by registered users, advertisers and consumers, including the number of searches performed by registered users, consumers and the rate at which they click-through to paid search listing advertisements;

     o    prices paid by advertisers using our service;

     o costs of attracting consumers to our Web site, including costs of receiving exposure on third-party Web sites and advertising costs;

     o    costs related to forming strategic relationships;

     o    loss of strategic relationships;

     o    our ability to significantly increase our distribution channels;

     o    competition;

     o the amount and timing of operating costs and capital expenditures relating to expansion of our operations;

     o costs and delays in introducing new services and improvements to existing services;

     o changes in the growth rate of Internet usage and acceptance by consumers of electronic commerce;

     o    technical difficulties, system failures or Internet downtime;

     o    government regulations related to our business and to the Internet;

     o our ability to upgrade and develop our information technology systems and infrastructure;

     o    costs related to acquisitions of technologies or businesses; and

     o general economic conditions, as well as those specific to the Internet and related industries.

Because we have had no operating history, it is difficult to accurately forecast the revenues, if any, that will be generated by us.

We plan to significantly increase our operating expenses to expand our marketing and sales operations, establish customer support capabilities and fund the development of our portal. We have based our current and future expense levels on the operating plans and estimates of future revenue for our portal. We anticipate that the expenses related to our portal may increase. Our revenue and operating results are difficult to forecast because they generally depend upon the volume of the searches conducted on our portal, the amounts paid by advertisers for keyword search listings on the portal and the number of advertisers that bid on the service, none of which are under our control. As a result, we may be unable to adjust our spending in a timely manner to compensate for any unexpected revenue shortfall. We also may be unable to increase our spending and expand our operations in a timely manner to adequately meet user demand to the extent it exceeds our expectations.


The Success of Our Portal Depends upon Achieving a Critical Mass of Registered Users, Advertisers and Consumers

The success of our portal will be dependent upon achieving significant market acceptance of our Web site portal by registered users, advertisers and consumers. Internet advertising in general is at an early stage of development. Most potential advertisers have only limited experience advertising on the Internet and have not devoted a significant portion of their advertising expenditures to Internet advertising. Advertising through priority placement on our search service in particular will be introduced in the future, and we cannot predict the level of its acceptance as an advertising medium, even if we achieve initial market acceptance. Although we believe that our portal will offer a cost-effective advertising solution, our competitors and potential competitors may offer more cost-effective advertising solutions, which could damage our business. In addition, although we believe our portal will provide more relevant search results than those provided by traditional search methods, our service may not achieve significant acceptance by registered users and consumers. Failure to achieve and maintain a critical mass of registered users; advertisers and consumers would seriously harm our business.


Our Portal May be Dependent upon Online Marketing Partners, and Our Future Success is Dependent Upon Developing a Relationship with a Network of Affiliates

We anticipate that our portal may depend on traffic from a limited number of third party Web sites. We anticipate we will obtain traffic from these sources pursuant to short-term agreements. We currently have no agreements in place and there can be no assurance that they will be successful in obtaining any of these agreements on commercially acceptable terms.

We also believe that our future success in penetrating our target markets depends in part on our ability to further develop and maintain relationships with network affiliates. These network affiliates provide their users with our portal search capabilities on their sites or direct their traffic to our Web site. We believe these relationships are important in order to facilitate broad market acceptance of our service and enhance our sales. Our future ability to attract consumers to our portal service may be dependent upon the growth of our network of affiliates, which has not yet been established. If we are unable to obtain agreements or arrangements for traffic on commercially acceptable terms or to establish a relationship with a network of affiliates, our portal business may never be successfully launched.


The Portal Industry is Highly Competitive, and We Cannot Assure You that We will be Able to Compete Effectively

The market for Internet products, services and advertising is new, rapidly evolving and intensely competitive. Our portal will compete with many other providers of Web directories, search and information services as well as traditional media for consumer attention and advertising expenditures. We expect competition to intensify in the future. Barriers to entry may not be significant, and current and new competitors may be able to launch new Web sites at a relatively low cost. Accordingly, we believe that our success may depend heavily upon achieving significant market acceptance before our competitors and potential competitors introduce competing services.

We anticipate that we will compete with online services, other Web sites and advertising networks, as well as traditional offline media such as television, radio and print for a share of advertisers' total advertising budgets. We believe that the number of companies selling Web-based advertising and the available inventory of advertising space has recently increased substantially. Accordingly, we may face increased pricing pressure for the sale of advertisements and direct marketing opportunities, which could adversely affect our business and operating results.

We will also compete with providers of Web directories, search and information services, all of whom offer advertising, including, among others, America Online, Inc. (AOL.com, NetFind and Netscape Netcenter), AskJeeves, Inc., CNET, Inc. (Snap), Excite, Inc. (including WebCrawler and Magellan), LookSmart, Ltd., Lycos, Inc. (including HotBot), Microsoft Corporation (LinkExchange, Inc. and msn.com), The Walt Disney Company/Infoseek Corporation (including the Go Network), Goto Net and Yahoo! Inc. In addition, we expect that other companies will offer directly competing services in the future. For example, we expect AltaVista, a division of CMGI, to offer such a service.

Most providers of Web directories and search and information services offer additional features and content. Also, many of these competitors, as well as potential entrants into our market, have longer operating histories, larger customer or user bases, greater brand recognition and significantly greater financial, marketing and other resources than we do. Many of these current and potential competitors can devote substantially greater resources to promotion and Web site and systems development than we can. In addition, as the use of the Internet and other online services increases, larger, well-established and well-financed entities may continue to acquire, invest in or form joint ventures with providers of Web directories, search and information services or advertising solutions, and existing providers of Web directories, search and information services or advertising solutions.

Providers of Internet browsers and other Internet products and services who are affiliated with providers of Web directories and information services in competition with our portal service may more tightly integrate these affiliated offerings into their browsers or other products or services. Any of these trends may increase the competition we face and could adversely affect our business and operating results.


Our  Portal  Business  May  Be  Subject  to  Government   Regulation  and  Legal
Uncertainties

There are currently few laws or regulations directly applicable to access to, or commerce on, the Internet. Due to the increasing popularity and use of the Internet, it is possible that laws and regulations may be adopted, covering issues such as user privacy, defamation, pricing, taxation, content regulation, quality of products and services, and intellectual property ownership and infringement. Such legislation could expose us to substantial liability as well as dampen the growth in use of the Internet, decrease the acceptance of the Internet as a communications and commercial medium, or require us to incur significant expenses in complying with any new regulations. See, "Description of Business - Regulation."

Due to the global nature of the Internet, it is possible that the governments of other states and foreign countries might attempt to regulate its transmissions or prosecute us for violations of their laws. We might unintentionally violate such laws. Such laws may be modified, or new laws may be enacted, in the future. Any such development could damage our business.

Item 2. Financial Information.

Selected Financial Data

The following table sets forth selected financial data regarding our consolidated operating results and financial position of our Company. The data has been derived from our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States ("US GAAP"). See "Management's Discussion and Analysis of Financial Condition and Results of Operations." The following selected financial data is qualified in its entirety by, and should be read in conjunction with, the consolidated financial statements and notes thereto included elsewhere in this registration statement. The audited consolidated financial statements of our subsidiary, SportsPrize Inc. (formerly Beagle Ventures Resources Management Ltd.), for the fiscal year ended February 28, 1999 are included in this registration statement, and should be read in connection with the presented selected financial data.


                                         Six Months
                                            Ended                   Fiscal Year Ended December 31,
                                        -------------- -------------- ------------- -------------- -------------
                                        June 30, 1999      1998           1997          1996           1995
                                        -------------- -------------- ------------- -------------- -------------
                                              $              $             $              $             $
                                        -------------- -------------- ------------- -------------- -------------
Net Sales                                        -         2,470         3,908              -             -
Gross Profit                                     -         1,180         1,260              -             -
General and                                396,277         6,984        10,996          1,800           600
Administrative Expenses
Net Loss from                             (387,370)       (5,804)       (9,736)        (1,800)         (600)
Continuing Operations
Net Loss per Share                       $    0.02             -             -              -             -

--------------------------------------- ------------- ----------------------------------------------------------

                                         Six Months
                                           Ended                           At December 31,
                                        ------------- --------------- ------------- ------------- --------------
                                          June 30,         1998           1997          1996          1995
                                            1999
                                        ------------- --------------- ------------- ------------- --------------
                                             $              $              $             $              $
                                        ------------- --------------- ------------- ------------- --------------
Working Capital                          2,204,726       (1,560)         14,004            -              -
(Deficiency)
Total Assets                             2,302,375        4,560          21,016        6,600          8,400
Total Liabilities                           16,222        3,120           2,212            -              -
Shareholders' Equity                     2,286,153        1,440          18,804        6,600          8,400
Long-term Obligations                            -            -               -            -              -
Cash Dividends                                   -            -               -            -              -

--------------------------------------- ------------- --------------- ------------- ------------- --------------

Management's Discussion and Analysis of Financial Condition and Results of Operations

The information contained in this Management's Discussion and Analysis of Financial Condition and Results of Operations contains forward looking statements. Actual results may materially differ from those projected in the forward looking statements as a result of certain risks and uncertainties set forth in this registration statement. Although management believes that the assumptions made and expectations reflected in the forward looking statements are reasonable, there is no assurance that the underlying assumptions will, in fact, prove to be correct or that actual future results will not be different from the expectations expressed in this registration statement.


Overview

We originally incorporated as Par Golf, Inc. on August 25, 1995 in the State of Nevada and were inactive until changing our name to Kodiak Graphics Company on August 21, 1997. At this time, we commenced marketing advanced graphic technology with complete print and screen services to the wholesale and retail sector of the screen, print and publication industries. We failed to capitalize on this business plan, with sales of only $6,378 for the years 1997 and 1998.

In May, 1999, we completed a statutory share exchange with SportsPrize Inc. pursuant to the laws of the State of Nevada. With our acquisition of SportsPrize Inc., we have implemented a new business strategy and plan, which is building a Web-based entertainment company dedicated to creating an interactive community on the Internet. Through our portal, SportsPrize.com(TM), we intend to provide a multi-faceted on-line sports entertainment community. We believe the main attraction will be the SportsPrize Tournament, a proprietary, interactive sports game we have developed to attract interest on our Web site. We also intend to focus on retailing sports equipment, products, memorabilia and services through our various sporting goods malls on the Internet.


Results of Operations

Six Months Ended June 30, 1999 Compared to Six Months Ended June 30, 1998

We commenced material operations in the quarter ended June 30, 1999. We had no revenues from operations during the six month periods ended June 30, 1999 and June 30, 1998. We had operating expenses of $396,277 during the six month period ended June 30, 1999, consisting primarily of compensation and payments to our key consultants and research and development expenses of $271,555 and legal and audit expenses of $56,390. Our loss during the six month period ended June 30, 1999 was of $387,370. We expect these expenses to continue to be a material component of our expenses during the start-up phase of our development.

We earned $6,300 through the disposal of redundant assets during the quarter.

With the receipt of $2,500,000 from a private placement in May 1999 of our common stock, we had approximately $2,100,000 of working capital as at June 30, 1999.

We  expended  $41,178  on  equipment  during  the  second  quarter.  We  will be
accelerating   these   expenditures   in  the  third  quarter  to  complete  the
infrastructure for our Web site and our e-commerce operations.

We were inactive substantially all of the first quarter of 1999 and all of 1998.


Year Ended December 31, 1998 Compared to December 31, 1997

Throughout both these years we did not have any material business operations. We did not raise any capital in 1998. In 1997, we issued 2,564,000 shares for net cash proceeds of $21,940. The proceeds of the private placement in 1997 was used to fund our base operations in 1998. We ended 1998 with minimal cash on hand.

Our loss for 1998 was $5,804 compared to $9,736 in 1997. This is comprised primarily of basic operating expenses, as our revenues were minimal ($2,470 in 1998 and $3,908 in 1997).


Year Ended December 31, 1997 Compared to December 31, 1996

Our first full fiscal period was 1996 and, like 1997 and 1998, we did not have any substantive operations. In 1996, we had no cash expenses. Also during 1996, we did not issue any common stock nor did we have any cash on hand.


Liquidity and Capital Resources

Since our Share Exchange with SportsPrize Inc., we have raised a total of $3,500,000 less financing fees of $98,000. We completed our initial substantial funding coinciding with the Share Exchange by issuing 1,666,665 shares of our common stock at a price of $1.50 per share, providing us with $2,500,000, less a finder's fee of $70,000 paid to Sonora. We also completed a private placement in July 1999, the first of three financings to be completed as part of our Share Exchange with SportsPrize Inc., of 250,000 shares of our common stock at a price of $4.00 per share, providing us with $1,000,000. Sonora received a finder's fee of 2.5% for these private placements.

As a result of the private placement subsequent to June 30, 1999, we currently have working capital of approximately $2,800,000, which will be used to develop our infrastructure. Our current working capital requirements are approximately $175,000 per month. This will increase to approximately $525,000 when we are fully staffed and our Web site portal is ready to begin full commercial operations.

We anticipate that we will require additional capital of approximately $1,500,000 to fund our operations through December 31, 1999. We anticipate we will complete additional private placements of our common stock to raise $1,500,000 by the end of the third quarter of 1999. We cannot assure you that we will successfully complete the planned additional private placements on acceptable terms, if at all.

In addition to the anticipated 1,500,000 private placements, we anticipate we will need to raise approximately $20.5 million to meet our projected Operating Budget requirements through the second quarter of 2000. We intend to raise additional financing to fund our Operating Budget by issuing equity or debt through a combination of private and public financings. We cannot assure you that we will successfully raise additional financing on acceptable terms, if at all. If we cannot raise additional financing, we anticipate that we will reduce our projected expenditures related to marketing our SportsPrize Web site to the public and concentrate our resources on selling advertising and sponsorships and developing the technologies related to our SportsPrize Web site and the SportsPrize Tournament. The failure to meet certain expenditures may cause us to default on material obligations and such default may have a material adverse effect on our business and results of operations.


Recent Financings

Our current business activities and operations have been funded to date through issuance of shares of our common stock in the following transactions:


         Summary of Transactions
-------------------------------------------------------------------------------------------------
                                                                                    Total
                                                           Number of          Consideration for
                                                             Shares              Shares ($)
                                                        -------------------- --------------------
Private Placement at $1.50 per share                        1,666,665           $2,499,997.50
Private Placement at $4.00 per share                          250,000            1,000,000.00
                                                        -------------------- --------------------
         TOTAL                                              1,916,665           $3,499,997.50
                                                            =========           =============


Year 2000 Compliance

The Year 2000 issue arises with the change in century and the potential inability of information systems to correctly "rollover" dates to the new century. To save on computer storage space, many systems were programmed with a two-digit century (i.e. December 31, 1999 would appear as 12/31/99) assuming that all years would be part of the 20th century. On January 1, 2000, systems with this programming will default to 01/01/1900 instead of 01/01/2000, and calculations using or reporting the date will not be correct and errors will arise (the "Year 2000 Issue"). To prevent this from occurring, information systems need to be updated to ensure they recognize dates during and after the Year 2000.

The potential exists that we are exposed to a risk that certain aspects of our businesses will fail or suffer impairment as a result of internally operated or externally contracted hardware or software systems and services not being able to correctly "rollover" dates to the new century. The risk stems from our reliance on certain hardware, software and services to carry out the daily operation of our proposed respective businesses. The exposure may result from, among other things, the use of computers, general software and servers for office purposes and data storage; connections to and use of the services of Internet Service Providers and telephone companies for office purposes and customer and investor relations; the software underlying the operation of the portal Web site and the on-line e-commerce operation; and the servers that `play and distribute' the on-line game.

We have only been operating and developing our respective businesses during the last 6 months and the office hardware, administrative general software, custom developed special purpose software, servers and services of Internet Service Providers and telephone companies have been acquired during this period. As a result, and in consultation with the suppliers of this hardware, software and services, we believe the related systems that we intend, directly or indirectly, to use in our respective businesses are Year 2000 compliant. Our due diligence also included an evaluation of supplier provided technology and the implementation of new policies to require our suppliers to confirm that they have disclosed and will correct Year 2000 compliance issues. Although we are relying primarily on systems developed with current technology and on systems designed to be Year 2000 compliant, we may have to replace, upgrade or reprogram certain systems to ensure that all interfacing technology will be Year 2000 compliant when running jointly.

In the event that we incur expenses associated with resolving Year 2000 compliance issues, we intend to expense the operating costs as they are incurred and capitalize the capital costs as they are incurred. However, our purchases of hardware and general and specific purpose software have been relatively recent, and the more expensive of the hardware and general and specific software items that we have purchased are covered under warranties that will extend over the rollover period to January 1, 2000. As a result, we do not expect to incur any major operating or capital expenditures that would have a material impact on our financial condition or results of operations. Our Year 2000 compliance costs to date have been non-material and are estimated to be less than $2,000.

While we believe that our hardware and general and specific purpose software applications will be Year 2000 compliant, there can be no assurance until the Year 2000 occurs that all systems will function adequately.

We do not currently anticipate any disruption in our operations as the result of the Year 2000 issue. We do not have any information concerning the Year 2000 compliance status of our suppliers and customers that would affect our operations. Any failure of our material systems, our vendors' material systems or the Internet to be Year 2000 compliant may have a material adverse effect on our business and results of operations.

In order to protect against the possibility of any material disruption in our operations as the result of the Year 2000, issue we have taken or will be taking the following precautions:

     - developed, initiated and maintained procedures that ensure that the information stored on the office computer hard drives are backed up on a regular basis and stored safely;
     - copies of the source code for the special purpose software are maintained in secure offsite locations by the developers of the software;
     -    install a backup server; and
     - implemented a policy of acquiring name brand hardware and retained experienced consultants upon whose warranties we believe that we can rely.

New Accounting Pronouncements

In March 1997, the Financial Accounting Standards Board or FASB issued Statement of Financial Accounting Standards SFAS No. 128, "Earnings per Share." This Statement establishes standards for computing and presenting earnings per share ("EPS") and applies to all entities with publicly-held common shares or potential common shares. This Statement replaces the presentation of primary EPS and fully-diluted EPS with a presentation of basic EPS and diluted EPS, respectively. Basic EPS excludes dilution and is computed by dividing earnings available to common stockholders by the weighted-average number of common shares outstanding for the period. Similar to fully diluted EPS, diluted EPS reflects the potential dilution of securities that could share in the earnings. The adoption of SFAS No. 130 did not have a material effect on our reported EPS amounts.

In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income," which is effective for fiscal years beginning after December 15, 1997. SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components in financial statements. The adoption of SFAS No. 130 did not have a material effect on our financial statements.

In June 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," which is effective for fiscal years beginning after December 15, 1997. SFAS No. 131 establishes standards for the way a public business enterprise reports certain information about operating segments, and discloses enterprise-wide information about its products and services, activities in different geographic areas, and its reliance on major customers. The adoption of this Statement did not have a material effect on our financial statements.

Statement of Financial Standards No. 132, "Employees' Disclosures about Pension and Other Post-retirement Benefits," standardizes the disclosure requirements for pensions and other post-retirement benefits. This statement requires additional information on changes in benefit obligations and fair values of plan assets. It revises prior standards and is effective for years beginning after December 15, 1997. Because the Company does not currently have any significant employee benefit plans nor does it intend to initiate any in the near-term, there should be no impact on its financial statements.

Item 3. Properties.

Pursuant to the IMI Agreement, we have an understanding with IMI to use their offices as our principal business office without financial obligation for a period of six months, ending on November 15, 1999. Our principal business office is located at 225 S. Sepulveda Boulevard, Suite 360, Manhattan Beach, California.

We also currently rent a research and development office at 101 West 5th Avenue, Vancouver, British Columbia, Canada, on a month-to-month basis. Our monthly payments are approximately $2,200.

We do not presently own or lease any other property or real estate.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

Security Ownership of Certain Beneficial Owners.

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of July 27, 1999 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) each of our directors, and (iii) officers and directors as a group. Unless otherwise indicated, the shareholders listed possess sole voting and investment power with respect to the shares shown.


Title of Class                     Name and Address of           Amount and Nature of        Percentage of Class
                                   Beneficial Owner              Beneficial Ownership
----------------------------- ----------------------------- ---------------------------- ---------------------------
  Common Shares                Lamplighter Investments Ltd.           1,088,888                     5.59%
                                     88 Ellis Road
                               Crowthorne Berks, England
                                        RG45 6PN
----------------------------- ----------------------------- ---------------------------- ---------------------------
  Common Shares                Strathburn Investments Inc.            1,088,888                     5.59%
                               3rd Floor, Northfolk House
                                    Frulerick Street
                                     P.O. Box N1836
                                    Nassau, Bahamas
----------------------------- ----------------------------- ---------------------------- ---------------------------
  Common Shares                     James A. Brown                    1,033,740 (1)                 5.31%
                                 5453 West Vista Court
                                  West Vancouver, B.C.
                                     Canada V7W 3G8
----------------------------- ----------------------------- ---------------------------- ---------------------------
  Common Shares                     Randy L. Daggitt                  1,033,740 (1)                 5.31%
                                    12714 25A Avenue
                                      Surrey, B.C.
                                     Canada V4A 5R5
----------------------------- ----------------------------- ---------------------------- ---------------------------
  Common Shares                    Jeffrey D. Paquin                  1,333,740 (2)                 6.74%
                                  4775 Woodgreen Drive
                                  West Vancouver, B.C.
                                     Canada V7S 2Z9
----------------------------- ----------------------------- ---------------------------- ---------------------------
  Common Shares                    Michael J. Slater                  1,033,740 (1)                 5.31%
                                    5289 Keith Road
                                  West Vancouver, B.C.
                                     Canada V7W 2M9
----------------------------- ----------------------------- ---------------------------- ---------------------------
  Common Shares                    Anthony A. Vecchio                 1,033,740 (1)                 5.31%
                                 4728 Woodvalley Place
                                  West Vancouver, B.C.
                                     Canada V7S 2X3
----------------------------- ----------------------------- ---------------------------- ---------------------------
  Common Shares               Officers and Directors as a             3,128,624 (3)                16.06%
                                Group
----------------------------- ----------------------------- ---------------------------- ---------------------------

(1) Of which 433,740 shares are held in escrow pursuant to an Escrow Agreement dated May 7, 1999.
(2) Of which 300,000 shares are beneficially exercisable to acquire such shares and of which 433,740 shares are held in escrow pursuant to an Escrow Agreement dated May 7, 1999.
(3) Of which 975,000 shares the owners have the right to acquire beneficial ownership and of which 433,740 shares are held in escrow pursuant to an Escrow Agreement dated May 7, 1999.


Security Ownership of Management.

We are not aware of any arrangement that might result in a change in control in the future.

Item 5. Directors, Executive Officers, Promoters and Control Persons.

Directors and Officers

All of our directors are elected annually by the shareholders and hold office until the next annual general meeting of shareholders or until their successors are duly elected and qualified, unless they sooner resign or cease to be directors in accordance with our Articles and Bylaws. The date of our next annual regular general meeting has yet to be determined. Our executive officers are appointed by and serve at the pleasure of our Board of Directors.

As at July 27, 1999, the following persons were our directors and/or executive officers,:

---------------------------------------------------------------- -------------
                                                                 Director/
                                                                 Officer/
Name and present office held                                     Employee since
---------------------------------------------------------------- -------------
Jeffrey D. Paquin,                                               May 14, 1999
President, Director
---------------------------------------------------------------- -------------
Donald Robert MacKay,                                            May 14, 1999
Chief Financial Officer and Treasurer
---------------------------------------------------------------- -------------
Michael Wiedder,                                                 June 24, 1999
Vice-President of Marketing
---------------------------------------------------------------- -------------
John Thompson, Vice-President of Research and Development        May 14, 1999
---------------------------------------------------------------- -------------
Skye Cove, Vice-President of Technology                          May 14, 1999
---------------------------------------------------------------- -------------
David R. Bissett,                                                May 14, 1999
Secretary
---------------------------------------------------------------- -------------
Alan Gerson,                                                     July 8, 1999
Director
---------------------------------------------------------------- -------------
Abe Carmel,                                                      July 8, 1999
Director
---------------------------------------------------------------- -------------

The following is a brief biographical information on each of the officers, directors and significant employees listed:

Jeffrey D. Paquin, age 36, has been our President and a director since May 14, 1999. Mr. Paquin is a lawyer and is currently President of JD Paquin Personal Law Corporation. Mr. Paquin's corporate experience includes directorships in the following emerging public companies: Broadwater Development Inc., a natural resource exploration company listed on the Vancouver Stock Exchange, from 1996 to 1997; Solar Pharmaceuticals Ltd., a manufacturer and supplier of medical devices and services formally listed on the Vancouver Stock Exchange, from 1995 to 1998; and Watson Bell Communications Inc., (now Cosworth Ventures), listed on the Vancouver Stock Exchange, from 1993 to 1995. Mr. Paquin was the President and Director of SportsPrize Inc. from its inception to May 14, 1999.

Bob MacKay, age 47, has been our Chief Financial Officer since May 14, 1999 and our Treasurer since June 30, 1999. Mr. MacKay has been a Certified Management Accountant since 1991. Mr. MacKay was the Chief Financial Officer of Advanced Gaming Technology, Inc. from

1995 to 1998; the manager of business analysis of TCG International Inc. from 1994 to 1995; and a senior financial accountant of GLENTEL Inc. from 1989 to 1993.

Michael Wiedder, age 40, has been our Vice-President of Marketing since June 24, 1999. Mr. Wiedder founded and served as C.E.O. of Online Expo, an Internet exposition and conference produced in Los Angeles, San Francisco and New York. Mr. Wiedder has been involved in the Internet marketing industry since 1994.

John Thompson, age 41, has been our Vice-President of Research and Development since May 14, 1999. Mr. Thompson created and developed the SportsPrize Tournament game. Mr. Thompson spent 14 years as an oddsmaker and sports analyst with the British Columbia Lottery Corporation. Mr. Thompson was a Vice-President of SportsPrize Inc. prior to the Share Exchange.

Skye Cove, age 23, has been our Vice-President of Technology since May 14, 1999. Since 1994, Mr. Cove has been a student or a computer programming consultant. Mr. Cove was a Vice-President of SportsPrize Inc. prior to the Share Exchange.

David R. Bissett, age 45, has been our Secretary since May 14, 1999. Mr. Bissett is a partner of the law firm Scott, Bissett, of Vancouver, British Columbia, Canada, and specializes in securities law. He is a past Chair of the Securities Subsection of the British Columbia branch of the Canadian Bar Association. Mr. Bissett served as Secretary of SportsPrize Inc. prior to the Share Exchange.

Alan Gerson, age 52, has been a director since July 8, 1999. Mr. Gerson's experience includes broadcast and cable television, e-commerce, live event marketing, and the Internet. Mr. Gerson was a longtime senior executive at NBC, Inc. and from 1991 to 1994 was the Executive Vice-President of the Home Shopping Network. In 1994, he consulted for various media, interactive marketing and electronic commerce companies. In 1995, Mr. Gerson joined Ticketmaster Corp. as Senior Vice-President of Television and Business Development and oversaw
Ticketmaster's Direct Marketing Division and the launch of the Ticketmaster Online store. In 1996, Mr. Gerson held an executive consulting position with Softbank Interactive Marketing. From 1997 to date, Mr. Gerson serves as President and Chief Executive Officer of WorldSite Networks, Inc. under an executive consulting arrangement, until establishing Interactive Marketing Inc.

Abe Carmel, age 66, has been a director since July 8, 1999. Since 1986, Mr. Carmel has lead Carmel Associates LLC, an international investment banking firm which specializes in the financing and marketing of high technology, Internet and telecommunications companies.

Members of the Board of Directors are elected by our shareholders. Our Board of Directors meets periodically to review significant developments affecting our company and to act on matters requiring Board approval. Although the Board of Directors delegates many matters to others, it reserves certain powers and functions to itself. Our audit committee is directed to review the scope, cost and results of the independent audit of our books and records, the results of the annual audit with management and the adequacy of our accounting, financial and operating controls; to recommend annually to the Board of Directors the selection of the independent auditors; to consider proposals made by the Registrant's independent auditors for consulting work; and to report to the Board of Directors, when so requested, on any accounting or financial matters.

None of our directors or executive officers is a party to any arrangement or understanding with any other person pursuant to which said he was elected as a director or officer.

None of our directors or executive officers has any family relationship with any other officer or director.

None of our officers or directors have been involved in the past five years in any of the following: (1) bankruptcy proceedings; (2) subject to criminal proceedings or convicted of a criminal act; (3) subject to any order, judgment or decree entered by any court limiting in any way his or her involvement in any type of business, securities or banking activities; or (4) subject to any order for violation of federal or state securities laws or commodities laws.

Item 6. Executive Compensation.

As of December 31, 1998, our sole named executive officer was Joseph Ochoa. On April 3, 1999, Joseph Ochoa was replaced by William Turner as our sole named executive officer. On May 14, 1999, William Turner was replaced by Jeffrey D. Paquin, our President, as our sole named executive officer.

No compensation was paid to a named executive officer during the financial year ended December 31, 1998. Subsequent to the financial year ended December 31, 1998 to June 30, 1999, Jeff Paquin was paid $7,500 in his capacity as a named executive officer.

The following table contains information concerning compensation paid to named executive officers during the financial year ended December 31, 1998.


 SUMMARY COMPENSATION TABLE
 --------------------------

                                Annual Compensation             Long-Term Compensation
                                -----------------------------------------------------------------------

                                                                Awards                     Pay-outs
                                                                ---------------------------------------

                                                   Other                      Securities    LTIP
                                                   Annual       Restricted    Under-lying   Payouts     All Other
                                                   Compen-       Stock         Options/                 Compen-
 Name and                       Salary   Bonus     sation       Award(s)        SARs (#)                 sation
 Principal Position    Year      ($)      ($)       ($)         ($)                                       ($)
 -------------------------------------------------------------------------------------------------------------------

 Joseph Ochoa (1)      nil       nil      nil       nil          nil             nil          nil         nil
 -------------------------------------------------------------------------------------------------------------------

Note:(1) There was no compensation paid by us during the last financial year ended December 31, 1999 to any named executive officer.

Stock Options

During our most recently completed financial year ended December 31, 1998, no stock options or share purchase options were granted to or exercised by a named executive officer and no long-term incentive plan awards were made to a named executive officer. No share purchase options were outstanding during the financial year ended December 31, 1998. We do not have a defined benefit or actuarial plan.

The following table contains information concerning options granted paid to named executive officers during the financial year ended December 31, 1998.



 ===================================================================================================================
                                      OPTION/SAR GRANTS IN LAST FINANCIAL YEAR

 ===================================================================================================================
 Individual Grants

                                                                                          Market Value of Common
 Name                      Number of     % of Total                                      Shares Underlying Options
                           Securities   Options/SARs     Exercise or                              on the
                           Underlying    Granted to      Base Price       Expiration           Date of Grant
                          Options/SARs  Employees in       ($/Sh)            Date            ($/Common Share)
                            Granted    Financial Year
 ======================== ============= ============== ================ =============== ============================
 Joseph Ochoa              nil          nil            nil              nil             nil
 ===================================================================================================================


Note:(1) There were no options granted by us during the last financial year ended December 31, 1999.


The following is a summary of the share purchase options exercised by our officers, directors and employees during the financial year ended December 31, 1999:



====================================================================================================================
                                  AGGREGATED OPTION/SAR EXERCISES DURING THE LAST
                            FINANCIAL YEAR END AND FINANCIAL YEAR-END OPTION/SAR VALUES
====================================================================================================================
                                                                                             Value of Unexercised
                               Common Shares                         Unexercised Options         in-the-Money
                                Acquired on          Aggregate           at Financial          Options/SARs at
                                 Exercise          Value Realized        Year-End             Financial Year-End
Name                                (#)                 ($)                  (#)                     ($)
--------------------------- -------------------- ------------------- --------------------- -------------------------
Joseph Ochoa (1)                   nil                 nil                  nil                     nil
--------------------------- -------------------- ------------------- --------------------- -------------------------

Note:(1) There were no options  outstanding during the last financial year ended
     December 31, 1999.



The following is a summary of long-term incentive plans granted to our officers, directors and employees during the financial year ended December 31, 1999:


====================================================================================================================
                              LONG-TERM INCENTIVE PLANS - AWARDS IN LAST FISCAL YEAR
====================================================================================================================
                               Number of      Performance or    Threshold       Target             Maximum
                             Shares, Units     Other Period      ($ or #)      ($ or #)            ($ or #)
                            or Other Rights        Until
Name                              (#)          Maturation or
                                                  Pay out
--------------------------- ----------------- ---------------- ------------- ------------- -------------------------
Joseph Ochoa (1)                  nil              nil              nil           nil                 nil
--------------------------- ----------------- ---------------- ------------- ------------- -------------------------

Note:There were no options  granted by us during the last  financial  year ended
     December 31, 1999.


Description of 1999 Stock Option Plan

Pursuant to the Share Exchange, we agreed to adopt a stock option plan to issue up to 3,000,000 shares of our common stock as incentive stock options to our current and future key employees and consultants. Our 1999 Stock Option Plan ("1999 Plan") became effective on June 21, 1999. As at July 27, 1999, we granted options to acquire 2,055,000 common shares. The following is a summary of the principal features of the 1999 Plan.

Under the 1999 Plan, the total number of shares of common stock reserved for issuance 3,000,000 shares of our common stock, which may be Incentive Stock Options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or nonqualified stock options. If any outstanding option expires or is terminated for any reason, the shares of common stock allocable to the unexercised portion of that option may again be subject to an option to the same optionee or to a different person eligible under the 1999 Plan.

The option grant program is administered by the Board of Directors or a committee of two or more members of the Board. Plan administrators have sole authority to prescribe the form, content and status of options to be granted, select the eligible recipients, determine the timing of option grants, determine the number of shares subject to each grant, the exercise price, vesting schedule, and term for which any option will remain outstanding, provided, however, that the exercise price for any option granted may not be less than the fair market value per share of the common stock at the date of grant. The Board of Directors has the authority to determine the terms and restrictions on all restricted option awards granted under the 1999 Plan, and in general, to construe and interpret any provision of the 1999 Plan.

The exercise price for outstanding option grants under the 1999 Plan may be paid in cash or in shares of common stock valued at fair market value on the exercise date, having shares withheld from the amount of shares of common stock to be received by the optionee, by delivery of an irrevocable subscription agreement obligating the optionee to take and pay for the shares of common stock to be purchased within one year of the date of such exercise, through a same-day cashless exercise program or a reduction in the amount of any liability on our behalf to the optionee, or by such other consideration and method of payment for the issuance of shares to the extent permitted by applicable laws.

Under the 1999 Plan, no stock option can be granted for a period longer than ten years or for a period longer than five years for ISOs granted to optionees possessing more than 10% of the total combined voting power of all of our classes of stock. Unless extended by the Plan administrators until a date not later than the expiration date of the option, the right to exercise an option terminates 90 days after the termination of an optionee's employment, contractual or director relationship with the Company. If the optionee dies or is disabled, the option will remain exercisable for a period of one year after the termination of employment or relationship with us.

Subsequent to December 31, 1998, pursuant to the statutory share exchange, we have agreed to issue options to acquire shares of our common stock to the option holders of SportsPrize Inc. at the time of the share exchange. We reserved 805,000 shares of our common stock for issuance pursuant to such options, of which 300,000 options were granted to Jeffrey Paquin, a named executive officer.


Compensation of Directors

Our Directors do not receive any stated salary for their services as directors or members of committees of the Board of Directors, but by resolution of the Board, a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Directors may also serve our company in other capacities as an officer, agent or otherwise, and may receive compensation for their services in such other capacity.

During our most recently completed financial year ended December 31, 1998, no director of the registrant was compensated for any service as a director. There is currently no arrangement or agreement to compensate any directors for their service as a director.


Executive Officer Consulting Agreement

We entered into a Consulting Agreement dated March 1, 1999, with Jeffrey D. Paquin, a named executive officer for a period of one year. Mr. Paquin will provide corporate financing and business strategy consulting services in consideration for $7,500 per month.


Item 7.      Certain Relationships and Related Transactions.

Transactions with Management and Others

Except for (a) the ownership of our securities, (b) the compensation described herein, and (c) advances to and by certain officers to cover expenses, all of which were reimbursed or repaid without interest, none of our directors, executive officers, holders of ten percent of our outstanding shares of common stock, or any associate or affiliate of such person, have, to our knowledge, had a material interest, direct or indirect, during the three fiscal years ended December 31, 1996, 1997, 1998 and the fiscal six month period ended June 30, 1999, or in any proposed transaction which may materially affect us.

David Bissett is our Secretary. Mr. Bissett is also a partner in a Canadian law firm Scott, Bissett, which is our Canadian counsel.

Under the terms of the statutory share exchange, certain shareholders of SportsPrize Inc., namely Jeffrey Paquin, Randy L. Daggitt, James Brown, Michael Slater, Anthony Vecchio and Gang Consulting Inc. (the "Principal Vendors"), entered into an escrow agreement dated for reference May 7, 1999, which provides, among other things, that the Principal Vendors place 2,530,150 of their shares into escrow for a period of up to one year (the "Escrowed Shares"). The Principal Vendors agreed to contribute the Escrowed Shares to us for issuance as compensation and signing bonuses to hire and attract key management personnel. If the Escrowed Shares are not granted as compensation and signing bonuses by us, the Principal Vendors agreed that the Escrowed Shares would be released pro rata: 50% to the Principal Vendors as a group and 50% to Sonora. We have a consulting agreement with Mr. Paquin. See, "Executive Compensation -- Executive Officer Consulting Agreement."


Indebtedness of Management

Since the beginning of our last fiscal year, none of the following persons have been indebted to us or our subsidiary in an amount in excess of $60,000: (i) director or executive officer, (ii) nominee for election as a director, (iii) member of the immediate family of a person specified in (i) or (ii), (iv) corporation or organization (other than us or our majority owned subsidiary) of which any of the persons specified in (i) or (ii) is an executive officer or partner or is, directly or indirectly, the beneficial owner of ten percent or more of any class of equity securities, (v) any trust or other estate in which any of the persons specified in (i) or (ii) has a substantial beneficial interest or as to which such person serves as a trustee or in a similar capacity.


Item 8. Legal Proceedings.

To the best of our knowledge, we are not subject to any active or pending legal proceedings or claims against us or any of our properties. However, from time to time, we may become subject to claims and litigation generally associated with any business venture.


Item 9. Market Price of and Dividends on Registrant's Common Equity and Related Stockholder Matters.

Our common stock is approved for trading on the OTCBB under the symbol "JOCK". The following table sets forth, for the periods indicated, the range of the high and low bid quotations (as reported by NASD). There were no trades of our securities on the OTCBB prior to the second quarter of 1999.

The bid quotations set forth below, reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not reflect actual transactions:

OTCBB

    -------------------- ------------------ ----------------- ------------------
    1999                        High              Low                Volume
    -------------------- ------------------ ----------------- ------------------
    2nd Quarter                 $9.00            $3.00            8,079,400
    -------------------- ------------------ ----------------- ------------------

On July 27, 1999, the last reported sales price of our common stock, as reported by the NASD was $3.25.

As of July 27, 1999, there were 90 holders of record of our common stock.

We have not declared or paid any cash dividends on our common stock since our inception, and our Board of Directors currently intends to retain all earnings for use in the business for the foreseeable future. Any future payment of dividends will depend upon our results of operations, financial condition, cash requirements and other factors deemed relevant by our Board of Directors.


Item 10. Recent Sales of Unregistered Securities.

In 1995, we initially issued 9,000,000 shares of common stock (the "Original Shares") at $0.001 per share for legal services and services rendered to the Registrant in connection with the forming, organizing and developing of the business plan, valued at $9,000. The issuance of Original Shares was exempt from registration under the provisions of Section 4(2) of the Securities Act, as amended.

In 1997, we issued 2,564,000 shares of our common stock for $0.01 per share to raise $26,640. This offering was made to 42 subscribers, 21 of which were resident in Nevada and 21 were outside the United States. The offering was not underwritten. This sale was exempt from registration in reliance upon Rule 504 under Regulation D promulgated under the Securities Act. The aggregate offering price did not exceed $1,000,000, and the offering was otherwise in compliance with Rules 501 and 502 promulgated under the Securities Act. No fees or commissions were paid in connection with the transaction.

In April, 1999, as part of a capital reorganization, we issued 5,000,000 shares of our common stock at a deemed value of $0.01 per share, and we redeemed 9,000,000 shares of our common stock held by two shareholders, at a deemed value of $0.001 per share. The share issuance was made to 11 subscribers, all of which were resident outside the United States. The offering was not underwritten. This sale was exempt from registration in reliance upon Rule 504 under Regulation D promulgated under the Securities Act. The aggregate offering price did not exceed $1,000,000, and the offering was otherwise in compliance with Rules 501 and 502 promulgated under the Securities Act. No fees or commissions were paid in connection with the transaction.

In May, 1999, we issued 1,666,665 shares of our common stock at $1.50 per share to raise $2,499,997.50. This offering was made to three subscribers outside the United States. The offering was not underwritten. The sale was exempt from registration under Regulation S promulgated under the Securities Act. No placement agent was retained in connection with the offering. A finder's fee was paid in cash in the amount equal to 2.5% of the gross proceeds.

In May, 1999, we issued 10,000,000 shares of our common stock at a deemed price of $0.01 per share pursuant to a statutory share exchange whereby we acquired all of the issued and outstanding shares of SportsPrize Inc., our wholly owned subsidiary, by exchanging 1.7229 shares of our common stock for each share of common stock of SportsPrize Inc. The share exchange was effected pursuant to a statutory share exchange under the laws of Nevada. The sale was exempt from registration in reliance upon Section 4(2), Rule 506 under Regulation D and/or Regulation S promulgated under the Securities Act. No fees or commissions were paid in connection with the transaction.

In July, 1999, we issued 250,000 shares of our common stock at $4.00 per share to raise $1,000,000. This offering was made to three subscribers outside the United States. The offering was not underwritten. This sale was exempt from registration under Regulation S promulgated under the Securities Act. A finder's fee was paid to Sonora in cash in the amount equal to 2.5% of the gross proceeds. This offering was the first of three offerings to be completed as part of our Share Exchange Agreement with SportsPrize Inc.

Item 11. Descriptions of Registrant's Securities to be Registered.

Our authorized share capital consists of 100,000,000 shares of common stock with a par value of $0.001 per share and 5,000,000 shares of preferred stock with a par value of $0.001 per share (collectively, the "Shares"). At July 27, 1999, there were 19,480,665 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding. An additional 2,055,000 shares of common stock have been allotted and reserved for issuance pursuant to outstanding options to purchase shares.

Holders of common stock are entitled (i) to receive ratable dividends from funds legally available for distribution when and if declared by the Board of Directors; (ii) to share ratably in all of our assets available for distribution upon our liquidation or winding up; and (iii) to one vote for each share held of record on each matter submitted to a vote of shareholders. The common stock does not have cumulative voting, pre-emptive, purchase or conversion rights. There are no sinking fund provisions in relation to the common stock and they are not liable to further calls or to assessment by us.

There are no restrictions on the repurchase or redemption of common stock by us provided that we are not insolvent at the time of such repurchase or redemption nor would be made insolvent by such action.

We are limited in our ability to pay dividends on our common stock by limitations under Nevada General Corporation Law if (i) we would be unable to pay our debts as they become due in the ordinary course of business or (ii) we would be insolvent (total liabilities plus the amount require to satisfy preferential shareholder rights on liquidation exceed total assets) after making such distribution. We currently have no intention of paying dividends on our common stock.

The preferred stock may contain special preferences as determined by our Board of Directors, including, but not limited to, the bearing of interest and convertibility into shares of common stock.

Item 12. Indemnification of Directors and Officers

Our Articles of Incorporation and Bylaws require us to indemnify to the fullest extent permitted by Nevada law, each person that we have the power to indemnify.

Nevada law permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, that is, one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Our Articles of Incorporation and Bylaws also contain provisions stating that no director shall be liable to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to (1) a breach of the director's duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under Nevada law (for unlawful payment of dividends, or unlawful stock purchases or redemptions) or (4) a transaction from which the director derived an improper personal benefit. The intention of the foregoing provisions is to eliminate the liability of our directors or our stockholders to the fullest extent permitted by Nevada law.

Item 13. Financial Statements and Supplementary Data.

Not Applicable.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

Not applicable.

Item 15. Financial Statements and Exhibits.

The following  financial  statements and related  schedules are included in this
Item:

(a)  Financial Statements

     Consolidated   Financial  Statements  of  SportsPrize   Entertainment  Inc.
     (formerly Kodiak Graphics Company) as at June 30, 1999.

     Audited Financial Statements of SportsPrize Entertainment Inc. (formerly Kodiak Graphics Company) for the years ended December 31, 1996, 1997 and 1998.

     Audited Financial Statements of SportsPrize Inc. (formerly Beagle Ventures Resources Management Ltd.) for the year ended February 28, 1999.

(b)  Exhibits


Exhibit Number      Description
--------------      ------------------------------------------------------------

2.1                 Articles of Share Exchange

3.1                 Articles of Incorporation of Par Golf, Inc. effective August
                    25, 1995

3.2                 Articles of Amendment to Par Golf, Inc. effective August 21,
                    1997

3.3                 Articles of Amendment to Kodiak Graphics  Company  effective
                    May 21, 1999

3.4                 Articles of Amendment  to  SportsPrize  Entertainment,  Inc.
                    effective June, 1999

3.5                 Bylaws of Par Golf Inc.

10.1                Form of Stock Option Agreement

10.2                Form of Stock Option Plan

10.3 Escrow Agreement by and between Kodiak Graphics Company of the first part, Randy Daggitt, Jeff Paquin, James Brown, Michael Slater, Anthony Vecchio and Gang Consulting Inc. of the second part and Clark, Wilson of the third part, dated May 7, 1999

10.4 Service Agreement by and between SportsPrize Inc. (formerly SportsPrize Entertainment, Inc.) and Jeffrey D. Paquin, dated March 1, 1999

10.5 Service Agreement by and between SportsPrize Inc. (formerly SportsPrize Entertainment, Inc.) and John Thompson, dated March 1, 1999

10.6 Service Agreement by and between SportsPrize Inc. (formerly SportsPrize Entertainment, Inc.) and Donald Robert MacKay, dated March 1, 1999

10.7 Service Agreement by and between SportsPrize Entertainment, Inc. and Olson Cove Consulting, dated March 1, 1999

10.8                Agreement   and   Contract   for  Services  by  and  between
                    SportsPrize Entertainment, Inc. and Michael Wiedder, dated June 17, 1999

10.9                Agreement   and   Contract   for  Services  by  and  between
                    SportsPrize Entertainment, Inc. and Ronald Sheridan, dated July 1, 1999

10.10 Contract by and between SportsPrize Inc. and Quad-Linq Software Inc., dated February 18, 1999 and Addendum thereto dated May 12, 1999

10.11 Acquisition Agreement by and between SportsPrize Inc. and Justin Tighm Innovative Games Inc., dated March 1, 1999 and Addendum thereto dated May 21, 1999

10.12 Private Placement Subscription Agreement by and between Kodiak Graphics Company and Lamplighter Investments Ltd., dated May 6, 1999

10.13 Private Placement Subscription Agreement by and between Kodiak Graphics Company and Strathburn Investments Inc., dated May 6, 1999

10.14 Private Placement Subscription Agreement by and between Kodiak Graphics Company and Lamplighter Investments Ltd., dated July 15, 1999

10.15 Private Placement Subscription Agreement by and between Kodiak Graphics Company and Strathburn Investments Inc., dated July 15, 1999

10.16 Marketing Consulting Agreement by and between Interactive Marketing Inc. and SportsPrize Entertainment, Inc., dated May 6, 1999

10.17               Agreement   by   and   between    Kaleidoscope    Sports   &
                    Entertainment, LLC and SportsPrize Entertainment, Inc., dated May 1, 1999

10.18               Assignment   and   Assumption   Agreement   by  and  between
                    Kaleidoscope Sports & Entertainment, LLC and SportsPrize Entertainment Inc. effective as of May 14, 1999

10.19               Data and Service  Agreement  by and between Las Vegas Sports
                    Consultants,   Inc.   (dba  DBC  Sports)   and   SportsPrize
                    Entertainment, Inc., dated May 26, 1999

10.20 Letter Agreement by and between Intershop Communications, Inc. and SportsPrize Entertainment Inc., dated June 29, 1999

10.21 Master Service Agreement by and between Frontier Global Center and SportsPrize Entertainment Inc., dated July 22, 1999

10.22 Agreement and Plan of Share Exchange by and between Kodiak Graphics Company and Sportsprize Entertainment, Inc. dated May 7, 1999

10.23 Letter Agreement by and between Kodiak Graphics Company and Sonora Capital Corp., dated May 7, 1999

10.24 Investor Relations Agreement by and between SportsPrize Entertainment Inc. and Sonora Capital Corp., dated May 21, 1999

10.25               Form of Confidentiality Agreement

21.1                List of Subsidiaries of the Registrant

27.1                Financial Data Schedule

                                   SIGNATURES

In accordance with Section 12 of the Securities and Exchange Act of 1934, the registrant caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: August 10, 1999


SPORTSPRIZE ENTERTAINMENT, INC.

Per:


/s/ Jeffrey D. Paquin
-----------------------------------
Jeffrey D. Paquin, President


/s/ Bob MacKay
-----------------------------------
Bob MacKay, Chief Financial Officer

Exhibit Number      Description
--------------      ------------------------------------------------------------

2.1                 Articles of Share Exchange

3.1                 Articles of Incorporation of Par Golf, Inc. effective August
                    25, 1995

3.2                 Articles of Amendment to Par Golf, Inc. effective August 21,
                    1997

3.3                 Articles of Amendment to Kodiak Graphics  Company  effective
                    May 21, 1999

3.4                 Articles of Amendment  to  SportsPrize  Entertainment,  Inc.
                    effective June, 1999

3.5                 Bylaws of Par Golf Inc.

10.1                Form of Stock Option Agreement

10.2                Form of Stock Option Plan

10.3 Escrow Agreement by and between Kodiak Graphics Company of the first part, Randy Daggitt, Jeff Paquin, James Brown, Michael Slater, Anthony Vecchio and Gang Consulting Inc. of the second part and Clark, Wilson of the third part, dated May 7, 1999

10.4 Service Agreement by and between SportsPrize Inc. (formerly SportsPrize Entertainment, Inc.) and Jeffrey D. Paquin, dated March 1, 1999

10.5 Service Agreement by and between SportsPrize Inc. (formerly SportsPrize Entertainment, Inc.) and John Thompson, dated March 1, 1999

10.6 Service Agreement by and between SportsPrize Inc. (formerly SportsPrize Entertainment, Inc.) and Donald Robert MacKay, dated March 1, 1999

10.7 Service Agreement by and between SportsPrize Entertainment, Inc. and Olson Cove Consulting, dated March 1, 1999

10.8                Agreement   and   Contract   for  Services  by  and  between
                    SportsPrize Entertainment, Inc. and Michael Wiedder, dated June 17, 1999

10.9                Agreement   and   Contract   for  Services  by  and  between
                    SportsPrize Entertainment, Inc. and Ronald Sheridan, dated July 1, 1999

10.10 Contract by and between SportsPrize Inc. and Quad-Linq Software Inc., dated February 18, 1999 and Addendum thereto dated May 12, 1999

10.11 Acquisition Agreement by and between SportsPrize Inc. and Justin Tighm Innovative Games Inc., dated March 1, 1999 and Addendum thereto dated May 21, 1999

10.12 Private Placement Subscription Agreement by and between Kodiak Graphics Company and Lamplighter Investments Ltd., dated May 6, 1999

10.13 Private Placement Subscription Agreement by and between Kodiak Graphics Company and Strathburn Investments Inc., dated May 6, 1999

10.14 Private Placement Subscription Agreement by and between Kodiak Graphics Company and Lamplighter Investments Ltd., dated July 15, 1999

10.15 Private Placement Subscription Agreement by and between Kodiak Graphics Company and Strathburn Investments Inc., dated July 15, 1999

10.16 Marketing Consulting Agreement by and between Interactive Marketing Inc. and SportsPrize Entertainment, Inc., dated May 6, 1999

10.17               Agreement   by   and   between    Kaleidoscope    Sports   &
                    Entertainment, LLC and SportsPrize Entertainment, Inc., dated May 1, 1999

10.18               Assignment   and   Assumption   Agreement   by  and  between
                    Kaleidoscope Sports & Entertainment, LLC and SportsPrize Entertainment Inc. effective as of May 14, 1999

10.19               Data and Service  Agreement  by and between Las Vegas Sports
                    Consultants,   Inc.   (dba  DBC  Sports)   and   SportsPrize
                    Entertainment, Inc., dated May 26, 1999

10.20 Letter Agreement by and between Intershop Communications, Inc. and SportsPrize Entertainment Inc., dated June 29, 1999

10.21 Master Service Agreement by and between Frontier Global Center and SportsPrize Entertainment Inc., dated July 22, 1999

10.22 Agreement and Plan of Share Exchange by and between Kodiak Graphics Company and Sportsprize Entertainment, Inc. dated May 7, 1999

10.23 Letter Agreement by and between Kodiak Graphics Company and Sonora Capital Corp., dated May 7, 1999

10.24 Investor Relations Agreement by and between SportsPrize Entertainment Inc. and Sonora Capital Corp., dated May 21, 1999

10.25               Form of Confidentiality Agreement

21.1                List of Subsidiaries of the Registrant

27.1                Financial Data Schedule

                         Sportsprize Entertainment, Inc.

                       (formerly Kodiak Graphics Company)

                        CONSOLIDATED FINANCIAL STATEMENTS

                               as at June 30, 1999

                                   (unaudited)




                         Sportsprize Entertainment, Inc
                     (formerly Kodiak Graphics Corporation)

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                      as at


                                                                            June 30,                      February 28,
                                                                              1999                            1999
                                                                          (unaudited )                     (audited )
                                                                       -------------------             -------------------
Cash flows from operating activities:
  Net loss                                                              $   (387,370)                   $    (144,125)
  Adjustments to reconcile net loss to net cash
      used in operating activities
      Depreciation and amortization                                            2,269                            3,430
      (Gain) loss on sale of investments                                      (6,300)                          71,455
      (Loss) gain on foreign exchange                                          2,487                           (1,278)
      Purchase of Goodwill                                                    (6,124)
  Change in operating assets and liabilities:
      Accounts receivable                                                    (18,256)                              --
      Prepaid expenses                                                       (61,192)                          -9,113
      Software development costs                                                  --                          (17,000)
      Accounts payable                                                        (1,220)                           2,847
      Accrued liabilities                                                     14,111                              484
                                                                     -----------------             -------------------
         Net cash used in continuing operations                             (461,595)                         (93,300)

         Net cash used by discontinued operations                                 --                           (6,819)
                                                                     -----------------             -------------------
         Net cash used in operating activities                              (461,595)                        (100,119)

Cash flows from investing activities:
  Proceeds from sale of investments                                           49,243                          157,794
  Purchases of marketable securities                                         (47,129)                        (243,078)
  Purchase equipment                                                          (5,229)                          (3,649)
  Software development costs                                                 (35,949)                              --
  Organization costs                                                          (3,000)                         (16,175)
                                                                     -----------------             -------------------
         Net cash used in investing activities                               (42,064)                        (105,108)
                                                                     -----------------             -------------------

Cash flows from financing activities:
  Proceeds from issuance of common stock                                   2,647,465                          265,759
  Share issuance costs                                                       (70,000)                         (26,187)
                                                                     -----------------             -------------------
         Net cash provided by financing activities                         2,577,465                          239,572
                                                                     -----------------             -------------------
Net change in cash and cash equivalents                                    2,073,806                           34,345

Cash and cash equivalents at beginning of period                              34,345                           34,345
                                                                       -------------------         -------------------
Cash and cash equivalents at end of period                           $     2,108,151                    $      34,345
                                                                       ===================         ===================

Supplemental disclosure of cash flow information:

Cash paid during the period for interest                             $            --                 $             --

Non cash investing and financing activities:                         $            --                 $             --




                                                   Sportsprize Entertainment, Inc.
                                                  (formerly Kodiak Graphics Corporation)

                                                       CONSOLIDATED BALANCE SHEETS
                                                                    as at


                                                                  June 30,                         February 28,
                                                                    1999                               1999
                                                                 (unaudited)                         (audited)
                                                             -------------------                -------------------
ASSETS

Current
  Cash and cash equivalents                                  $      2,108,151                  $        34,345
  Accounts receivable, net                                             18,256                               --
  Portfolio Investments (note 2)                                       24,236                           26,350
  Prepaid expenses                                                     70,305                            9,113
                                                             -------------------                -------------------
                                                                    2,220,948                           69,808
                                                             -------------------                -------------------
Equipment
  Computers                                                             8,878                            3,649
  Less:  - accumulated depreciation                                    (1,022)                            (730)
                                                             -------------------                -------------------
                                                                        7,856                            2,919
                                                             -------------------                -------------------
Other
  Goodwill (note 4)                                                     6,124                               --
  Software development (note 3)                                        52,949                           17,000
  Organization costs, net                                              14,498                           13,475
                                                             -------------------                -------------------
                                                                       73,571                           30,475
                                                             -------------------                -------------------
    Total assets                                             $      2,302,375                  $       103,202
                                                             ===================                ===================
LIABILITIES AND STOCKHOLDERS' EQUITY

Current
  Accounts payable                                           $          1,627                  $         2,847
  Accrued liabilities
      Salaries, and other compensation                                     --                               --
      Other                                                            14,595                              484
                                                             -------------------                -------------------
                                                                       16,222                            3,331
                                                             -------------------                -------------------
Stockholders'  Equity
  Common stock - $0.001 par value
      authorized 100,000,000 shares;
      issued and outstanding 19,230,665                                19,231                            4,424
  Preferred stock - $0.001 par value
      authorized 5,000,000 shares;
      issued and outstanding  nil                                          --                               --
  Additional paid - in capital                                      2,798,417                          239,571
  Accumulated deficit                                                (531,495)                        (144,125)
                                                             -------------------                -------------------
                                                                    2,286,153                           99,871
                                                             -------------------                -------------------
                                                             $      2,302,375                  $       103,202
                                                             ===================                ===================




                                                   Sportsprize Entertainment, Inc.
                                                  (formerly Kodiak Graphics Corporation)

                                                  CONSOLIDATED STATEMENTS OF OPERATIONS
                                                      for the periods ended


                                                                      June 30,                    February 28,
                                                                        1999                          1999
                                                                     (4 months)                   (12 months)
                                                                    (unaudited)                    (audited)
                                                                 -------------------            -----------------
Revenues                                                                    --                  $         --
                                                                 -------------------            -----------------
Operating expenses
   General and administration                                          218,933                        39,370
   Sales and marketing                                                 175,075                        23,966
   Depreciation and amortization                                         2,269                         3,430
                                                                 -------------------            -----------------
                                                                       396,277                        66,766
                                                                 -------------------            -----------------
Operating loss                                                        (396,277)                      (66,766)

Other expense
   Foreign exchange                                                     (2,487)                        1,278
   Interest income                                                       5,094                            32
   Interest expense                                                                                     (395)
   Gain (loss) on sale of investments                                    6,300                       (71,455)
                                                                 -------------------            -----------------
Loss before                                                           (387,370)                     (137,306)
Discontinued operations                                                     --                        (6,819)
                                                                 -------------------            -----------------
Net loss for the period                                               (387,370)                  $  (144,125)
                                                                 ===================            =================

Accumulated deficit
   Beginning                                                          (144,125)                  $        --

   Net loss                                                           (387,370)                     (144,125)
                                                                 -------------------            -----------------
   Ending                                                             (531,495)                  $  (144,125)
                                                                 ===================            =================

                        Sportsprize Entertainment, Inc.

                     (formerly Kodiak Graphics Corporation)
                        Notes to the Financial Statements
                               as at June 30, 1999


1.   Name change

     Effective May 21, 1999 the Company changed it's name from Kodiak Graphics Company to Sportsprize Entertainment, Inc. This was done to reflect the new business direction of the Company, and was done simultaneously with the share exchange consummated with Sportsprize, Inc. effective May 14, 1999 ( see note 4 )

2.   Portfolio Investments

     The Company carries these investments at cost.

3.   Software Development

     In accordance with Statement of Financial Accounting Standard 86, " Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed, ' the Company capitalizes the direct costs associated with the development of software products.

     Capitalized costs will be amortized over the estimated product life on a straight line basis, commencing with the completion of the software.

4.   Reverse Merger - Sportsprize Entertainment Inc.

     Effective May 14, 1999, Sportsprize Entertainment, Inc. ( formerly Kodiak Graphics Corporation ) acquired all the issued and outstanding shares of Sportsprize Inc. ( formerly Sportsprize Entertainment Inc., formerly Beagle Ventures Resources Management, Inc.) , a private company. Each shareholder of Sportsprize Inc. received 1.7229 shares of Sportsprize Entertainment Inc., for a total of 10,000,000 shares. Sportsprize Inc. is developing an interactive sports entertainment and marketing system designed to be operated over the Internet.

     This transaction is considered a reverse merger for accounting purposes, and is being accounted for using the purchase method.

     These consolidated financial statements include the accounts of Sportsprize Entertainment, Inc. (formerly Kodiak Graphics Inc.) and Sportsprize Inc. (formerly Sportsprize Entertainment, Inc. and Beagle Ventures Resources Management Inc.)

     The Goodwill generated from the acquisition will be amortized over the current year.

                             KODIAK GRAPHICS COMPANY

                            (Formerly Par Golf, Inc.)

                          (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS

                                DECEMBER 31, 1998

                                TABLE OF CONTENTS


                                                                                                     Page Number
                                                                                                     -----------


ACCOUNTANT'S REPORT........................................................................................1

FINANCIAL STATEMENT:

         Balance Sheet.....................................................................................2

         Statement of Operations and Deficit Accumulated During the Development Stage......................3

         Statement of Changes in Stockholders'Equity.......................................................4

         Statement of Cash Flows...........................................................................5

         Notes to the Financial Statements.................................................................6


DAVID E. COFFEY                 3651 Lindell Rd. - Suite H   Las Vegas, NV 89103
--------------------------------------------------------------------------------
Certified Public Accountant     (702) 871-3979









To the Board of Directors and Stockholders of Kodiak Graphics Company
(Formerly Par Golf, Inc.)
Las Vegas, Nevada


     I have audited the accompanying balance sheet of Kodiak Graphics Company (a development stage company) as of December 31, 1998 and the related statements of operations, cash flows and changes in stockholders' equity for the period from August 25, 1995 to December 31, 1998. These financial statements are the responsibility of Kodiak Graphics Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

     I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit of the financial statements provide a reasonable basis for my opinion.

     In my opinion, the accompanying financial statements present fairly, in all material respects, the financial position of Kodiak Graphics Company as of December 31, 1998 and the results of operations, cash flows and changes in stockholders' equity for the year then ended in conformity with generally accepted accounting principles.



/s/ David Coffey C.P.A.
David Coffey C.P.A.
March 30, 1999

KODIAK GRAPHICS COMPANY
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
DECEMBER 31, 1998



ASSETS
Cash                                                                                                   $      411
Organizational costs less accumulated amortization of $4,200                                                3,000
Deposits                                                                                                      315
Prepaid rents                                                                                                 834
                                                                                                        ----------

     Total Assets                                                                                      $    4,560
                                                                                                        ==========

LIABILITIES & STOCKHOLDERS' EQUITY

Accounts payable:
     Stockholders                                                                                      $    3,000
     Sales taxes                                                                                              120
                                                                                                        ----------

     Total Liabilities                                                                                      3,120

Stockholders' Equity
     Common stock, authorized 25,000,000 shares at $.001 par value, issued and
     outstanding 11,564,000 shares                                                                         11,564
     Additional paid-in capital                                                                             7,816
     Deficit accumulated during the development stage                                                     (17,940)
                                                                                                        ----------

     Total Stockholders' Equity                                                                             1,440

     Total Liabilities and Stockholders' Equity                                                        $    4,560
                                                                                                        ==========


The accompanying notes are an integral
part of these financial statements

KODIAK GRAPHICS COMPANY
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS AND DEFICIT
ACCUMULATED DURING THE DEVELOPMENT STAGE
FOR THE YEAR ENDED DECEMBER 31, 1998
(With Cumulative Figures From Inception)


                                                                                            Inception
                                                                     Year ended            Aug. 25, 1995
                                                                   Dec. 31, 1998             To Date
                                                                 ---------------         ---------------

Sales                                                           $        2,470           $        6,378
Cost of sales                                                           (1,290)                  (3,938)
                                                                 --------------           --------------

Gross margin                                                             1,180                    2,440

Expenses
     Amortization                                                        1,800                    6,000
     Bank charges                                                           79                      115
     Bookkeeping                                                           355                      355
     Consulting                                                            300                    5,685
     Licenses and fees                                                     238                      501
     Office expense                                                        192                      342
     Rent                                                                3,467                    6,467
     Telephone                                                             417                      779
     Utilities                                                             136                      136
                                                                 --------------           --------------

Total expenses                                                           6,984                   20,380

Net loss                                                                (5,804)          $      (17,940)
                                                                                          ==============
Deficit accumulated, beginning of year                                 (12,136)
                                                                 --------------
Deficit accumulated during the development stage
                                                                $      (17,940)
                                                                 ==============



The accompanying notes are an integral
part of these financial statements

KODIAK GRAPHICS COMPANY
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
PERIOD FROM AUGUST 25, 1995 (DATE OF INCEPTION)
TO DECEMBER 31, 1998


                                                   Common Stock
                                         ---------------------------------        Additional
                                                                                    Paid-in
                                             Shares             Amount              Capital              Total
                                         ---------------      ------------      ---------------        -----------
Balance, August 25, 1995                             --     $          --      $            --       $         --

Issuance of common stock for services         9,000,000             9,000                    0              9,000
Less net loss                                         0                 0                    0               (600)
                                         ---------------      ------------      ---------------        -----------

December 31, 1995                             9,000,000             9,000                    0              8,400

Less net loss                                         0                 0                    0             (1,800)
                                         ---------------      ------------      ---------------        -----------

December 31, 1996                             9,000,000             9,000                    0              6,600

Issuance of common stock for cash             2,564,000             2,564               24,076             26,640
Less offering cost                                    0                 0               (4,700)            (4,700)
Net loss                                              0                 0                    0             (9,736)
                                         ---------------      ------------      ---------------        -----------

Balance, December 31, 1997                   11,564,000            11,564               19,376             18,804

Less offering cost                                    0                 0              (11,560)           (11,560)
Net loss                                              0                 0                    0             (5,804)
                                         ---------------      ------------      ---------------        -----------

Balance, December 31, 1998                   11,564,000     $      11,564      $         7,816       $      1,440
                                         ===============      ============      ===============        ===========


The accompanying notes are an integral
part of these financial statements

KODIAK GRAPHICS COMPANY
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 1998
(With Cumulative Figures From Inception)


                                                                                           Inception
                                                                       Year ended         Aug. 25, 1995
                                                                     Dec. 31, 1998           To Date
                                                                     -------------       ---------------

CASH FLOWS PROVIDED BY OPERATING ACTIVITIES
Net loss                                                            $       (5,804)     $     17,940)
Noncash expenses included in net loss Amortization                           1,800             6,000
Increase in accounts payable                                                   908             3,120
Increase in deposits                                                           200              (315)
Increase in prepaid rent                                                      (834)             (834)
                                                                     --------------      ------------
     NET CASH PROVIDED BY
     OPERATING ACTIVITIES                                                   (3,730)           (9,969)

CASH FLOWS USED BY INVESTING ACTIVITIES

     NET CASH USED BY
     INVESTING ACTIVITIES                                                        0                 0

CASH FLOWS FROM FINANCING ACTIVITIES
     Sale of common stock                                                        0             2,564
     Additional paid-in capital                                                  0            24,076
     Less offering costs                                                   (11,560)           16,260)
                                                                     --------------      ------------
     NET CASH PROVIDED BY
     FINANCING ACTIVITIES                                                  (11,560            10,380
                                                                     --------------      ------------
     NET INCREASE IN CASH                                                  (15,290)     $        411
                                                                                         ============
CASH AT BEGINNING OF PERIOD                                                 15,701
                                                                     --------------
     CASH AT END OF PERIOD                                          $          411
                                                                     ==============
Supplemental disclosure of cash flow information:
Issuance of common stock in exchange for organizational costs       $        9,000      $      9,000
                                                                     ==============      ============



The accompanying notes are an integral
part of these financial statements

KODIAK GRAPHICS COMPANY
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
December 31, 1998


NOTE A    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          The Company was incorporated on August 25, 1995 under the laws of the state of Nevada. The business purpose of the Company is to engage in providing advanced graphic technology with complete print and screen services to the wholesale and retail sector of the screen, print and publication industries.

          The Company will adopt accounting policies and procedures based upon the nature of future transactions.

          The Company's financial statements are prepared using the accrual method of accounting.

NOTE B    ORGANIZATION COSTS

          Organization costs are capitalized and amortized over 60 months.

NOTE C    ACCOUNTS PAYABLE STOCKHOLDERS

          One of the Company's officer and stockholder has advanced to the Company $3,000 for working capital. This advance is evidenced by a demand note, without interest and it is unsecured.

NOTE D    RELATED PARTY TRANSACTIONS

          The Company has paid two of its officers $1,000 each for serving in these position during the initial development stage of the Company.

          The sales of $2,324, which represent 86% of the sales of the Company, were made to two customers.

NOTE E    COMPANY NAME CHANGE

          On July 17, 1997, the directors and shareholders approved amending the Articles of Incorporation in order to change the name of the Corporation from Par Golf, Inc. to "Kodiak Graphics Company".





The accompanying notes are an integral
part of these financial statements

                             KODIAK GRAPHICS COMPANY

                            (Formerly Par Golf, Inc.)

                          (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS

                                DECEMBER 31, 1997

                                TABLE OF CONTENTS


                                                                                                     Page Number
                                                                                                     -----------

ACCOUNTANT'S REPORT........................................................................................1

FINANCIAL STATEMENT:

         Balance Sheet.....................................................................................2

         Statement of Operations and Deficit Accumulated During the Development Stage......................3

         Statement of Changes in Stockholders'Equity.......................................................4

         Statement of Cash Flows...........................................................................5

         Notes to the Financial Statements.................................................................6


DAVID E. COFFEY                 3651 Lindell Rd. o Suite H   Las Vegas, NV 89103
--------------------------------------------------------------------------------
Certified Public Accountant     (702) 871-3979







To the Board of Directors and Stockholders of Kodiak Graphics Company
(Formerly Par Golf, Inc.)
Las Vegas, Nevada


     I have audited the accompanying balance sheet of Kodiak Graphics Company (a development stage company) as of December 31, 1997 and the related statements of operations, cash flows and changes in stockholders' equity for the period from August 25, 1995 to December 31, 1997. These financial statements are the responsibility of Kodiak Graphics Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

     I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit of the financial statements provide a reasonable basis for my opinion.

     In my opinion, the accompanying financial statements present fairly, in all material respects, the financial position of Kodiak Graphics Company as of December 31, 1997 and the results of operations, cash flows and changes in stockholders' equity for the year then ended in conformity with generally accepted accounting principles.



/s/ David Coffey C.P.A.
David Coffey C.P.A.
January 18, 1998

KODIAK GRAPHICS COMPANY
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
DECEMBER 31, 1997



ASSETS

Cash                                                                                       $   15,701
Organizational costs less accumulated amortization of $4,200                                    4,800
Deposits                                                                                          515
                                                                                            ----------
     Total Assets                                                                          $   21,016
                                                                                            ==========

LIABILITIES & STOCKHOLDERS' EQUITY

Accounts payable:
     Stockholders                                                                          $    2,100
     Sales taxes                                                                                  112
                                                                                            ----------
     Total Liabilities                                                                          2,212

Stockholders' Equity
     Common stock, authorized 25,000,000 shares at $.001 par value, issued and
     outstanding 11,564,000 shares                                                             11,564
     Additional paid-in capital                                                                19,376
     Deficit accumulated during the development stage                                         (12,136)
                                                                                            ----------
     Total Stockholders' Equity                                                                18,804


     Total Liabilities and Stockholders' Equity                                            $   21,016
                                                                                            ==========


The accompanying notes are an integral
part of these financial statements

KODIAK GRAPHICS COMPANY
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS AND DEFICIT
ACCUMULATED DURING THE DEVELOPMENT STAGE
FOR THE YEAR ENDED DECEMBER 31, 1997
(With Cumulative Figures From Inception)


                                                                                               Inception
                                                                     Year ended              Aug. 25, 1995
                                                                   Dec. 31, 1997                To Date
                                                                 ---------------           -----------------
Sales                                                           $         3,908           $          3,908
Cost of sales                                                            (2,648)                    (2,648)
                                                                 ---------------           ----------------

Gross margin                                                              1,260                      1,260

Expenses
     Amortization                                                         1,800                      4,200
     Bank charges                                                            36                         36
     Consulting                                                           5,385                      5,385
     Licenses and fees                                                      263                        263
     Office expense                                                         150                        150
     Rent                                                                 3,000                      3,000
     Telephone                                                              362                        362
                                                                 ---------------           ----------------

Total expenses                                                           10,996                     13,396

Net loss                                                                 (9,736)          $        (12,136)
                                                                                           ================
Deficit accumulated, beginning of year                                   (2,400)
                                                                 ---------------
Deficit accumulated during the development stage
                                                                $       (12,136)
                                                                 ===============



The accompanying notes are an integral
part of these financial statements

KODIAK GRAPHICS COMPANY
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
PERIOD FROM AUGUST 25, 1995 (DATE OF INCEPTION)
TO DECEMBER 31, 1997


                                                   Common Stock
                                         ---------------------------------        Additional
                                                                                    Paid-in
                                             Shares             Amount              Capital              Total
                                         ---------------      ------------      ---------------        -----------
Balance, August 25, 1995                      --            $     --           $     --              $    --

Issuance of common stock for services
                                              9,000,000             9,000                    0              9,000
Less net loss                                         0                 0                    0               (600)
                                         ---------------      ------------      ---------------        -----------

December 31, 1995                             9,000,000             9,000                    0              8,400

Less net loss                                         0                 0                    0             (1,800)
                                         ---------------      ------------      ---------------        -----------

December 31, 1996                             9,000,000             9,000                    0              6,600

Issuance of common stock for cash             2,564,000             2,564               24,076             26,640
Less offering cost                                    0                 0               (4,700)            (4,700)
Net loss                                              0                 0                    0             (9,736)
                                         ---------------      ------------      ---------------        -----------

Balance, December 31, 1997                   11,564,000            11,564               19,376             18,804
                                         ===============      ============      ===============        ===========




The accompanying notes are an integral
part of these financial statements

KODIAK GRAPHICS COMPANY
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 1997
(WITH CUMULATIVE FIGURES FROM INCEPTION)


                                                                                              Inception
                                                                         Year ended         Aug. 25, 1995
                                                                       Dec. 31, 1997           To Date
                                                                     ----------------      ---------------
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES

Net loss                                                            $         (9,736)     $       (12,136)
Noncash expenses included in net loss Amortization                             1,800                4,200
Increase in accounts payable                                                   2,212                2,212
Increase in deposits                                                            (515)                (515)
                                                                     ----------------      ---------------
     NET CASH PROVIDED BY
     OPERATING ACTIVITIES                                                     (6,239)              (6,239)

CASH FLOWS USED BY INVESTING ACTIVITIES

     NET CASH USED BY
     INVESTING ACTIVITIES                                                          0                    0

CASH FLOWS FROM FINANCING ACTIVITIES
     Sale of common stock                                                      2,564                2,564
     Additional paid-in capital                                               24,076               24,076
     Less offering costs                                                      (4,700)              (4,700)
                                                                     ----------------      ---------------
     NET CASH PROVIDED BY
     FINANCING ACTIVITIES                                                     21,940               21,940
                                                                     ----------------      ---------------
     NET INCREASE IN CASH                                                     15,701      $        15,701
                                                                                           ===============
CASH AT BEGINNING OF PERIOD                                                        0
                                                                     ----------------
     CASH AT END OF PERIOD                                          $         15,701
                                                                     ================
Supplemental disclosure of cash flow information:
Issuance of common stock in exchange for organizational costs       $          9,000      $         9,000
                                                                     ================      ===============



The accompanying notes are an integral
part of these financial statements

KODIAK GRAPHICS COMPANY
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 1997


NOTE A    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          The Company was incorporated on August 25, 1995 under the laws of the state of Nevada. The business purpose of the Company is to engage in providing advanced graphic technology with complete print and screen services to the wholesale and retail sector of the screen, print and publication industries.

          The Company will adopt accounting policies and procedures based upon the nature of future transactions.

NOTE B    ORGANIZATION COSTS

          Organization costs are capitalized and amortized over 60 months.

NOTE C    PUBLIC STOCK OFFERING

          The Company completed a public stock offering and sold 2,564,000 shares of its common stock for $25,640 at $.01 per share. The net proceeds of the offering will be used to provide advanced graphic technology with complete print and screen services to the wholesale and retail sector of the screen, print and publication industries.

NOTE D    RELATED PARTY TRANSACTIONS

          The Company has agreed to pay two of its officers $1,000 each for serving in these position during the initial development stage of the Company.

NOTE E    COMPANY NAME CHANGE

          On July 17, 1997, the directors and shareholders approved amending the Articles of Incorporation in order to change the name of the Corporation from Par Golf, Inc. to "Kodiak Graphics Company".

                                 PAR GOLF, INC.

                          (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS

                                DECEMBER 31, 1996

                               TABLE OF CONTENTS


                                                                                                     Page Number
                                                                                                     -----------

ACCOUNTANT'S REPORT........................................................................................1

FINANCIAL STATEMENT:

         Balance Sheet.....................................................................................2

         Statement of Operations and Deficit  Accumulated During the Development Stage.....................3

         Statement of Changes in Stockholders'Equity.......................................................4

         Statement of Cash Flows...........................................................................5

         Notes to the Financial Statements.................................................................6



DAVID E. COFFEY                 3651 Lindell Rd. o Suite H   Las Vegas, NV 89103
--------------------------------------------------------------------------------
Certified Public Accountant     (702) 871-3979









To the Board of Directors and Stockholders of Par Golf, Inc.
Las Vegas, Nevada


     I have audited the accompanying balance sheet of Par Golf, Inc. (a development stage company) as of December 31, 1996 and the related statements of operations, cash flows and changes in stockholders' equity for the period from August 25, 1995 to December 31, 1996. These financial statements are the responsibility of Par Golf, Inc.'s management. My responsibility is to express an opinion on these financial statements based on my audit.

     I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit of the financial statements provide a reasonable basis for my opinion.

     In my opinion, the accompanying financial statements present fairly, in all material respects, the financial position of Par Golf, Inc. as of December 31, 1996 and the results of operations, cash flows and changes in stockholders' equity for the year then ended in conformity with generally accepted accounting principles.



/s/ David Coffey C.P.A.
David Coffey C.P.A.
January 16, 1998

PAR GOLF, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
DECEMBER 31, 1996



ASSETS

Organizational costs less accumulated amortization of $2,400                                           $    6,600
                                                                                                        ----------
     Total Assets                                                                                      $    6,600
                                                                                                        ==========

LIABILITIES & STOCKHOLDERS' EQUITY

Accounts payable                                                                                       $        0
                                                                                                        ----------
     Total Liabilities                                                                                          0

Stockholders' Equity
     Common stock, authorized 25,000,000 shares at $.001 par value, issued and
     outstanding 9,000,000 shares                                                                           9,000
     Deficit accumulated during the development stage                                                      (2,400)
                                                                                                        ----------
     Total Stockholders' Equity                                                                             6,600


     Total Liabilities and Stockholders' Equity                                                        $    6,600
                                                                                                        ==========



The accompanying notes are an integral
part of these financial statements

PAR GOLF, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS AND DEFICIT
ACCUMULATED DURING THE DEVELOPMENT STAGE
FOR THE YEAR ENDED DECEMBER 31, 1996
(WITH CUMULATIVE FIGURES FROM INCEPTION)



                                                                                              Inception
                                                                     Year ended             Aug. 25, 1995
                                                                   Dec. 31, 1996               To Date
                                                                 ---------------           --------------
Sales                                                           $             0           $            0
Expenses
     Amortization                                                         1,800                    2,400
                                                                 ---------------           --------------

Total expenses                                                            1,800                    2,400

Net loss                                                                 (1,800)          $       (2,400)
                                                                                           ==============
Deficit accumulated, beginning of year                                     (600)
                                                                 ---------------
Deficit accumulated during the development stage
                                                                $        (2,400)
                                                                 ===============



The accompanying notes are an integral
part of these financial statements

PAR GOLF, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
PERIOD FROM AUGUST 25,
1995 (DATE OF INCEPTION) TO DECEMBER 31, 1996



                                                   Common Stock
                                         ---------------------------------        Additional
                                                                                    Paid-in
                                             Shares             Amount              Capital              Total
                                         ---------------      ------------      ---------------        -----------
Balance, August 25, 1995                             --       $        --        $          --        $        --

Issuance of common stock for services
                                              9,000,000             9,000                    0              9,000
Less net loss                                         0                 0                    0               (600)
                                         ---------------      ------------      ---------------        -----------

December 31, 1995                             9,000,000             9,000                    0              8,400

Less net loss                                         0                 0                    0             (1,800)
                                         ---------------      ------------      ---------------        -----------

December 31, 1996                             9,000,000             9,000                    0              6,600
                                         ===============      ============      ===============        ===========



The accompanying notes are an integral
part of these financial statements

PAR GOLF, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 1996
(WITH CUMULATIVE FIGURES FROM INCEPTION)



                                                                                             Inception
                                                                         Year ended        Aug. 25, 1995
                                                                       Dec. 31, 1996          To Date
                                                                     ---------------      --------------
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES

Net loss                                                            $        (1,800)     $       (2,400)
Noncash expenses included in net loss Amortization                            1,800               2,400
                                                                     ---------------      --------------
     NET CASH PROVIDED BY
     OPERATING ACTIVITIES                                                         0                   0

CASH FLOWS USED BY INVESTING ACTIVITIES

     NET CASH USED BY
     INVESTING ACTIVITIES                                                         0                   0

CASH FLOWS FROM FINANCING ACTIVITIES

     NET CASH PROVIDED BY
     FINANCING ACTIVITIES                                                         0                   0
                                                                     ---------------      --------------
     NET INCREASE IN CASH                                                         0      $            0
                                                                                          ==============
CASH AT BEGINNING OF PERIOD                                                       0
                                                                     ---------------
     CASH AT END OF PERIOD                                          $             0
                                                                     ===============

Supplemental disclosure of cash flow information:
     Issuance of common stock in exchange for organizational
     costs                                                          $         9,000      $        9,000
                                                                     ===============      ==============



The accompanying notes are an integral
part of these financial statements

PAR GOLF, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 1996


NOTE A    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          The Company was incorporated on August 25, 1995 under the laws of the state of Nevada. The business purpose of the Company is to engage in providing advanced golf concepts for the golfing professionals.

          The Company will adopt accounting policies and procedures based upon the nature of future transactions.

NOTE B    ORGANIZATION COSTS

          Organization costs are capitalized and amortized over 60 months.

NOTE C    SUBSEQUENT EVENTS-- PUBLIC STOCK OFFERING IN 1997

          The Company completed a public stock offering and sold 2,564,000 shares of its common stock for $25,640 at $.01 per share.

NOTE D    SUBSEQUENT EVENTS-- COMPANY NAME CHANGE IN 1997

          On July 17, 1997, the directors and shareholders approved amending the Articles of Incorporation in order to change the name of the Corporation from Par Golf, Inc. to "Kodiak Graphics Company".



The accompanying notes are an integral
part of these financial statements

                    SPORTSPRIZE ENTERTAINMENT, INC. (FORMERLY
                   BEAGLE VENTURES RESOURCES MANAGEMENT, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                                TABLE OF CONTENTS
                                FEBRUARY 28, 1999





                                                                         Page

Independent Auditor's Report                                               2

Financial Statements:

     Balance Sheet                                                         3

     Statement of Income                                                   4

     Statement of Stockholders' Equity                                     5

     Statement of Cash Flows                                               6

Notes to Financial Statements                                            7 - 11

                        [Geneyne Hodges, CPA Letterhead]
                               1135 Terminal Way
                                   Sutie 208B
                                 Reno, NV 89502

                              Phone (775) 332-2985
                               Fax (775) 332-2986


                          INDEPENDENT AUDITOR'S REPORT



The Board of Directors and Stockholders
Sportsprize, Inc.
Reno, Nevada



     I have audited the accompanying balance sheet of Sportsprize, Inc., formerly Sportsprize Entertainment, Inc., formerly Beagle Ventures Resources Management, Inc., (a development stage company) as of February 28, 1999 and the related statements of loss, stockholders' equity and cash flows for the period March 6, 1999 (date of inception) to February 28, 1999. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

     I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

     In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sportzprize, Inc., (a development stage company) as of February 28, 1999, and the results of its operations and its cash flows for the period March 6, 1999 (date of inception) to February 28, 1999 in conforming with generally accepted accounting principles.



/s/ Geneyne A.  Hodges
May 25, 1999

                    SPORTSPRIZE ENTERTAINMENT, INC. (FORMERLY
                   BEAGLE VENTURES RESOURCES MANAGEMENT, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET
                                FEBRUARY 28, 1999

               ASSETS
               ------
CURRENT ASSETS
     Cash and cash equivalents - (Note 3)                               $    34,345
     Investments - (Note 1b)                                                 26,350
     Prepaid expenses                                                         9,113
                                                                         ------------
                                                                             69,808
                                                                         ------------

EQUIPMENT - (Notes 1d & 4)                                                    2,919

OTHER ASSETS
     Software development costs (Note 1e)                                    17,000
     Organizational costs                                                    13,475
                                                                         ------------
                                                                             30,475
                                                                         ------------
                                                                        $   103,202
                                                                         ============

               LIABILITIES AND STOCKHOLDERS' EQUITY
               ------------------------------------

CURRENT LIABILITIES
     Accounts payable                                                   $     2,847
     Accrued liabilities                                                        484
                                                                         -----------
                                                                              3,331

STOCKHOLDERS' EQUITY                                                         99,871
                                                                         ------------
                                                                        $   103,202
                                                                         ============


    The accompanying notes are an integral part of this financial statement.

                    SPORTSPRIZE ENTERTAINMENT, INC. (FORMERLY
                   BEAGLE VENTURES RESOURCES MANAGEMENT, INC.)
                             (A DEVELOPMENT COMPANY)
                               STATEMENT OF INCOME
        PERIOD FROM MARCH 6, 1998 (DATE OF INCEPTION)TO FEBRUARY 28, 1999


REVENUES                                                          $         -0-

OPERATING EXPENSES
     Consulting                                                          31,164
     Rent                                                                 6,628
     Legal                                                                5,887
     Miscellaneous                                                        5,615
     Telephone                                                            4,758
     Office                                                               3,215
     Amortization                                                         2,700
     Travel                                                               2,282
     Entertainment                                                        2,057
     Accounting                                                           1,730
     Depreciation                                                           730
                                                               ----------------
                                                                         66,766

     Loss from operations                                               (66,766)

OTHER INCOME (EXPENSE)
     Gain on Exchange                                                     1,278
     Interest Income                                                         32
     Interest expense                                                      (395)
     Loss on sale of Investments                                        (71,455)
                                                                   ------------
                                                                        (70,540)

     Loss before provision for federal income taxes                    (137,306)

PROVISION FOR FEDERAL INCOME TAXES                                          -0-

     Loss  from continuing operations                                  (137,306)

LOSS FROM DISCONTINUED OPERATIONS (Note 8)                               (6,819)
                                                                    -----------
     Net loss                                                     $    (144,125)



       The accompanying notes are an integral part of financial statement.

                    SPORTSPRIZE ENTERTAINMENT, INC. (FORMERLY
                   BEAGLE VENTURES RESOURCES MANAGEMENT, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                        STATEMENT OF STOCKHOLDERS' EQUITY
       PERIOD FROM MARCH 6, 1998 (DATE OF INCEPTION) TO FEBRUARY 28, 1999


                                  COMMON STOCK
                   .001 PAR VALUE 25,000,000 SHARES AUTHORIZED
                     4,424,000 SHARES ISSUED AND OUTSTANDING



                                                                            ADDITIONAL
                                        COMMON            STOCK               PAID-IN          RETAINED
                                        SHARES            AMOUNT              CAPITAL          EARNINGS           TOTAL
                                    --------------     -------------     ---------------     --------------    -------------
Balance, March 6, 1998                        --        $       --       $         --       $        --        $        --

Net loss                                                                                       (144,125)          (144,125)

Stock issued                           4,424,000             4,424            239,572                --            243,996
                                    --------------     -------------     ---------------     --------------    -------------
Balance, February 28, 1999             4,424,000       $     4,424       $    239,572       $  (144,125)       $    99,871
                                    ==============     =============     ===============     ==============    =============











    The accompanying notes are an integral part of this financial statement.

                    SPORTSPRIZE ENTERTAINMENT, INC. (FORMERLY
                   BEAGLE VENTURES RESOURCES MANAGEMENT, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF CASH FLOWS
       PERIOD FROM MARCH 6, 1998 (DATE OF INCEPTION) TO FEBRUARY 28, 1999



CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                                            $       (144,125)
  Adjustments to reconcile net loss to net cash used
    by operating activities:
      Provision for depreciation and amortization                                                3,430
      Loss on sale of marketable securities                                                     71,455
      Gain on exchange                                                                          (1,278)
      Changes in operating assets and liabilities:
        Increase in prepaid expenses                                                            (9,113)
        Increase in software development costs                                                 (17,000)
        Increase in accounts payable                                                             2,847
        Increase in accrued liabilities                                                            484
                                                                                      ------------------

      Net cash provided by continuing operations                                               (93,300)

      Net cash used by discontinued operations                                                  (6,819)
                                                                                      ------------------
      Net cash used by operating activities                                                   (100,119)
                                                                                      ------------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Proceeds from sale of marketable securities                                                  157,794
  Purchases of marketable securities                                                          (243,078)
  Purchases of equipment                                                                        (3,649)
  Organization costs                                                                           (16,175)
                                                                                      --------------------
      Net cash used by investing activities                                                   (105,108)
                                                                                      ------------------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from issuance of common stock (net of financing costs
    of  $26,187)                                                                               239,572
                                                                                      ------------------
NET INCREASE IN CASH
  AND CASH EQUIVALENTS                                                                          34,345

CASH AND CASH EQUIVALENTS AT
  BEGINNING PERIOD                                                                                  -0-

CASH AND CASH EQUIVALENTS AT
  END OF PERIOD                                                                       $         34,345
                                                                                      ====================

    The accompanying notes are an integral part of this financial statement.

                    SPORTSPRIZE ENTERTAINMENT, INC. (FORMERLY
                   BEAGLE VENTURES RESOURCES MANAGEMENT, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                FEBRUARY 28, 1999


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     This summary of significant accounting policies of Sportsprize Entertainment, Inc. (formerly Beagle Ventures Resources Management, Inc. (A Development Stage Company), (the Company) is presented to assist in understanding the Company's financial statements. These accounting procedures conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

     a)   Business Activity

          The Company, formerly known as Beagle Ventures Resources Management, Inc., changed its name to Sportprize Entertainment, Inc. on February 25, 1999. The Company is currently engaged in the business of marketing and promoting sports merchandise on the Internet. Previously, the Company was engaged primarily in acquiring the rights to explore and exploit the commercial mineral potential, specifically diamonds, in property located in the Province of Alberta, Canada.

          Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were used.


     b)   Marketable Securities

          The Company accounts for marketable securities in accordance with Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities." This statement requires securities which are available for sale to be carried at fair value, with changes in fair value recognized as a separate component of stockholders' equity.

          As of February 28, 1999, the fair value of the securities did not materially differ from the cost. Therefore, there were no changes in fair market value to recognize in stockholders' equity for the period then ended.


     c)   Accounting Basis for Recording Income

          The books and records of the Company are kept on the accrual basis for financial reporting and income tax purposes.

                    SPORTSPRIZE ENTERTAINMENT, INC. (FORMERLY
                   BEAGLE VENTURES RESOURCES MANAGEMENT, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                FEBRUARY 28, 1999


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)


     d)   Equipment and Depreciation

          Equipment is stated at cost.  Expenditures for maintenance and repairs
          are  expensed  as  incurred   while  renewals  and   betterments   are
          capitalized.

          Depreciation and amortization are provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives, principally on the straight-line and double declining balance methods.


     e)   Software Development Costs

          In accordance with Statement of Financial Accounting Standards 86, "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed," the Company capitalizes the direct costs associated with the development of software products.

          Capitalized costs are amortized over the estimated product life on the straight line basis. Unamortized costs are carried at the lower of book value or net realizable value.

     f)   Income Taxes

          Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due.

                    SPORTSPRIZE ENTERTAINMENT, INC. (FORMERLY
                   BEAGLE VENTURES RESOURCES MANAGEMENT, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                FEBRUARY 28, 1999



NOTE 2 - DEVELOPMENT STAGE OPERATIONS

     The Corporation was formed in Nevada March 6, 1998. Operations have been devoted primarily to raising capital, acquiring property rights, marketing, research and development, and administrative functions.


NOTE 3 - CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. As of February 28, 1999 cash and temporary investments consisted of the following:

          Demand deposits                             $     34,345
                                                      ============



NOTE 4 - PROPERTY AND EQUIPMENT

     Property and equipment, stated at cost as of February 28, 1999 consisted of the following:

          Office Equipment                            $      3,649

          Less:  Accumulated depreciation                     (730)
                                                     ----------------
                                                      $      2,919
                                                     ================


NOTE 5 - MINERAL PROPERTY RIGHTS

     The Company had entered into a one-year option agreement with Jody Dahrouge and Halferdahl & Associates, Ltd. (collectively the "Optionor") to purchase mineral property rights located in the Province of Alberta, Canada. The Company terminated this option.

                    SPORTSPRIZE ENTERTAINMENT, INC. (FORMERLY
                   BEAGLE VENTURES RESOURCES MANAGEMENT, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                FEBRUARY 28, 1999





NOTE 6 - CONTINGENCIES

     On February 18, 1999, the Company entered into a software development contract with QUAD-LINQ Software, Inc., a British Columbia Company, consisting of certain sports pool and lottery schemes that demonstrate significant online betting applications within the Internet and lotto industry "The Product."

     QUAD-LINQ Software, Inc. has agreed to provide their services, know-how and ability and facilities to deliver the Company a tested working product that is commercially viable and meets the Company's objectives. QUAD-LINQ has agreed to insure as part of its service that the product is operational and functioning over the Company's web site over the Internet. In consideration of QUAD-LINQ performing these services for the Company, upon the execution of this agreement, the Company has paid a retainer of approximately one-third ($17,000) of the agreed upon price of $50,000. The remaining two installments of $16,500 each, are due on March 30, 1999, and on the product delivery date, respectively.

     Additionally, the Company will issue 200,000 Common Class A shares from its treasury into an escrow account. These shares will be issued to QUAD-LINQ on a performance basis. 100,000 shares will be released from escrow on the product delivery date. The remaining 100,000 shares will be released when the systems and products have been tested and are in operation on the Company's Web site.

     The Company shall also pay to QUAD-LINQ Software, Inc a royalty of five percent (5%) per annum on the first one million dollars ($1,000,000) in net sales of the product manufactured, used, licensed, or sold by the Company, and three percent (3%) on the net sales over one million dollars.

     In March 1999, the Company entered into a one year service agreement with five different parties. These agreements require the company to pay $11,000 - $19,000 per month.

     Additionally 225,000 shares of common stock are to be issued pursuant to an exemption from registration available under Regulation S of the United States Securities Act of 1933, as amended, as consideration for entering into the service agreements. An additional 425,000 shares are to be delivered into escrow until satisfaction of certain performance conditions are met.

                    SPORTSPRIZE ENTERTAINMENT, INC. (FORMERLY
                   BEAGLE VENTURES RESOURCES MANAGEMENT, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                FEBRUARY 28, 1999


Note 6 - Contingencies (Continued)

     The Company is also directed to issue incentive stock options exercisable to acquire 675,000 common shares for no less than $.25 per share and 100,000 shares for no less than $.50 per share.


NOTE 7 - RELATED PARTY TRANSACTIONS

     The Company has paid Jeffrey Paquin $3,000 for legal fees rendered for the preparation of offering memorandum, $4,018 in consulting fees, and $15,416 for loan repayment.


NOTE 8 - DISCONTINUED OPERATIONS

     During 1999, the Company disposed of its mining and mineral exploration operations and incurred a one-time loss of $6,819.

NOTE 9 - SUBSEQUENT EVENTS

     On May 7, 1999, the Board of Directors approved an agreement and plan of share exchange by and among Kodiak Graphics Company. Kodiak wishes to acquire the entire issued and outstanding share capital of the company in exchange for shares of Kodiak, making the Company the wholly owed subsidiary of Kodiak.

     Sportsprize and Kodiak entered into a letter agreement on April 22, 1999 pursuant to which Kodiak has agreed to acquire all of the issued and outstanding shares of common stock of Sportsprize, subject to the approval of the Sportsprize shareholders, in exchange for 10,000,000 shares of common stock of Kodiak. Each of the Constituent Corporations has, subject to the approval of Sportsprize shareholders, adopted this statutory plan of share exchange.

     This the Share  Exchange is intended to qualify as a  reorganization  under
Section 368(a)(1)(B) of the Internal Revenue Code.

     On May 13, 1999, the Company filed a Certificate of Amendment to Articles of Incorporation with the Nevada Secretary of State to change the legal name of the company to Sportsprize, Inc.




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